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WaMu Mortgage Pass-Through Certificates

Series 2007-HY4 Marketing Materials

Hybrid ARMS

$ [1,425,686,100]

(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Bank

Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS MARCH 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared:  Mar. [13], 2007

Publicly Offered Certificates

WaMu Mortgage Pass-Through Certificates, Series 2007-HY4

$[1,425,686,100]

(Approximate, Subject to +/- 10% Variance)

5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 627,961,000	2.59/3.33	1-60/1-360	Variable (4)	Senior	AAA/ AAA
1-A2	$ 30,624,000	2.59/3.33	1-60/1-360	Variable (4)	Senior/Mezzanine	AAA/AAA
2-A1	$ 170,000,000	2.94/3.35	1-84/1-360	Variable (5)	Senior	AAA/AAA
2-A2	$ 126,481,000	1.80/1.80	1-56/1-56	Variable (5)	Senior	AAA/AAA
2-A3	$ 42,180,000	6.34/7.98	56-84/56-360	Variable (5)	Senior	AAA/AAA
2-A4	$ 16,516,000	2.94/3.35	1-84/1-360	Variable (5)	Senior/Mezzanine	AAA/AAA
3-A1	$ 336,795,000	3.22/3.39	1-120/1-360	Variable (6)	Senior	AAA/AAA
3-A2	$ 27,190,000	3.22/3.39	1-120/1-360	Variable (6)	Senior//Mezzanine	AAA/AAA
4-A1	$ 496,580,000	Not Offered Herein		Variable (7)	Senior	AAA/AAA
4-A2	$ 20,691,000			Variable (7)	Senior/Mezzanine	AAA/AAA
5-A1	$ 127,634,000			Variable (8)	Senior	AAA/AAA
5-A2	$ 5,318,000			Variable (8)	Senior/Mezzanine	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA
L-B-1	$ 21,796,000	4.66/6.10	1-84/1-360	Variable (9)	Subordinate	AA/NR
L-B-2	$ 9,569,000	4.66/6.10	1-84/1-360	Variable (9)	Subordinate	A/ NR
L-B-3	$ 6,379,000	4.66/6.10	1-84/1-360	Variable (9)	Subordinate	BBB/NR
3-B-1	$ 6,042,000	5.77/6.16	1-120/1-360	Variable (10)	Subordinate	AA/NR
3-B-2	$ 2,643,000	5.77/6.16	1-120/1-360	Variable (10)	Subordinate	A/ NR
3-B-3	$ 1,510,000	5.77/6.16	1-120/1-360	Variable (10)	Subordinate	BBB/NR
M-B-1	$ 11,515,000	Not Offered Herein		Variable (11)	Subordinate	AA/AA
M-B-2	$ 5,418,000			Variable (11)	Subordinate	A/ A
M-B-3	$ 3,387,000			Variable (11)	Subordinate	BBB/BBB
L-B-4	$ 4,784,000	Privately Offered Certificates		Variable (9)	Subordinate	BB/NR
L-B-5	$ 4,253,000			Variable (9)	Subordinate	B/NR
L-B-6	$ 2,658,779			Variable (9)	Subordinate	NR/NR
3-B-4	$ 1,510,000			Variable (10)	Subordinate	BB/NR
3-B-5	$ 1,133,000			Variable (10)	Subordinate	B/NR
3-B-6	$ 755,650			Variable (10)	Subordinate	NR/NR
M-B-4	$ 3,048,000			Variable (11)	Subordinate	BB/NR
M-B-5	$ 2,032,000			Variable (11)	Subordinate	B/NR
M-B-6	$ 1,693,322			Variable (11)	Subordinate	NR/NR

Total:

$ 2,118,096,851

(1)     Distributions on the Class 1-A1 and Class 1-A2 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (the “Group 2 Mortgage Loans”).  Distributions on the Class 3-A1, Class 3-A2 and Group 3-B Certificates will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (the “Group 3 Mortgage Loans”).  Distributions on the Class 4-A1 and Class 4-A2 Certificates will be derived primarily from a pool of 5/1 non-conforming balance, adjustable rate Mortgage Loans (the “Group 4 Jumbo Mortgage Loans”) and 5/1 conforming balance, adjustable rate Mortgage Loans (the “Group 4 Conforming Mortgage Loans” and together with the Group 4 Jumbo Mortgage Loans, the “Group 4 Mortgage Loans”).  Distributions on the Class 5-A1 and Class 5-A2 Certificates will be derived primarily from a pool of 5/1 non-conforming balance, adjustable rate Mortgage Loans (the “Group 5 Jumbo Mortgage Loans”) and 5/1 conforming balance, adjustable rate Mortgage Loans (the “Group 5 Conforming Mortgage Loans” and together with the Group 5 Jumbo Mortgage Loans, the “Group 5 Mortgage Loans”). Distributions on the Group L-B Certificates (as defined herein) will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Group M-B Certificates (as defined herein) will be derived from the Group 4 and Group 5 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A and the Subordinate Offered Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date (as defined herein), the Class 1-A1 and Class 1-A2 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     For each Distribution Date, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate (as defined herein).

(6)     For each Distribution Date, the Class 3-A1, Class 3-A2 and Group 3-B Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate (as defined herein).

(7)     For each Distribution Date, the Class 4-A1 and Class 4-A2 Certificates will have an interest rate equal to the Loan Group 4 Weighted Average Pass-Through Rate (as defined herein).

(8)     For each Distribution Date, the Class 5-A1 and Class 5-A2 Certificates will have an interest rate equal to the Loan Group 5 Weighted Average Pass-Through Rate (as defined herein).

(9)     For each Distribution Date, the Group L-B Certificates will have an interest rate equal to the Group L-B Weighted Average Pass-Through Rate (as defined herein).

(10)  For each Distribution Date, the Group 3-B Certificates will have an interest rate equal to the Group 3-B Weighted Average Pass-Through Rate (as defined herein).

(11)  For each Distribution Date, the Group M-B Certificates will have an interest rate equal to the Group M-B Weighted Average Pass-Through Rate (as defined herein).

Transaction Summary:

Issuing Entity:   WaMu Mortgage Pass-Through Certificates Series 2007-HY4 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and

Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:   WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class L-B-6, Class 3-B-6 and Class M-B-6 Certificates will be rated by only one rating agency.  The Class L-B-6, Class 3-B-6 and Class M-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  March 1, 2007.

Expected Pricing Date:  On or about March [14], 2007.

Closing Date:  On or about March [26], 2007.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in April 2007.

Servicing Fee:  [0.75]% per annum of the principal balance of each of the Group 1 Mortgage Loans.

  [0.625]% per annum of the principal balance of each of the Group 2 Mortgage Loans.

  [0.375]% per annum of the principal balance of each of the Group 3 Mortgage Loans.

  [1.00]% per annum of the principal balance of each of the Group 4 Jumbo Mortgage Loans.

  [0.875]% per annum of the principal balance of each of the Group 4 Conforming Mortgage Loans.

[0.625]% per annum of the principal balance of each of the Group 5 Jumbo Mortgage Loans.

  [0.50]% per annum of the principal balance of each of the Group 5 Conforming Mortgage Loans.

Certificates:  The “Senior Certificates” will consist of (i) the Class 1-A1 and Class 1-A2 Certificates (the "Group 1-A Certificates"), Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (the "Group 2-A Certificates"), Class 3-A1 and Class 3-A2 Certificates (the "Group 3-A Certificates"), Class 4-A1 and Class 4-A2 Certificates (the "Group 4-A Certificates"), Class 5-A1 and Class 5-A2 Certificates (the "Group 5-A Certificates" and together with the Group 1-A, Group 2-A, Group 3-A and Group 4-A Certificates, the “Class A Certificates”), and (ii) the Class R Certificates. The “Senior Offered Certificates” will consist of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 3-A1 and Class 3-A2 Certificates.  The “Group L-B Senior Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2 and Class L-B-3 Certificates. The “Group L-B Junior Subordinate Certificates” will consist of the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates. The Group L-B Senior Subordinate Certificates and Group L-B Junior Subordinate Certificates are collectively known as the “Group L-B Certificates”. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The “Group M-B Senior Subordinate Certificates” will consist of the Class M-B-1, Class M-B-2 and Class M-B-3 Certificates. The “Group M-B Junior Subordinate Certificates” will consist of the Class M-B-4, Class M-B-5 and Class M-B-6 Certificates. The Group M-B Senior Subordinate Certificates and Group M-B Junior Subordinate Certificates are collectively known as the “Group M-B Certificates”. The Group L-B Certificates, Group 3-B Certificates and the Group M-B Certificates are collectively known as the “Subordinate Certificates”. The “Subordinate Offered Certificates” will consist of the Group L-B Senior Subordinate Certificates and Group 3-B Senior Subordinate Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior Offered Certificates and the Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date ([25] days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class R Certificates) will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates (other than the Class R Certificates) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.

SMMEA Treatment:  The Class A, Class L-B-1, Class 3-B-1 and M-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5, Class 3-B-6, Class M-B-2, Class M-B-3, Class M-B-4, Class M-B-5 and Class M-B-6  Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  When the aggregate principal balance of the Mortgage Loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of March 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 1 and loan group 2; separately when the aggregate principal balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of March 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 3; and separately when the aggregate principal balance of the Mortgage Loans in loan group 4 and loan group 5 has been reduced to less than 10% of that balance as of March 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 4 and loan group 5 (each, an “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :  As of March 1, 2007, the aggregate principal balance of the Mortgage Loans described herein is approximately $[2,118,096,851] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate mortgage loans indexed off of One-Year LIBOR and One-Year CMT.  The majority of the Mortgage Loans have initial rate adjustments occurring approximately 60 months, 84 months or 120 months after the date of origination of each mortgage loan (“5/1 ARM”, “7/1 ARM” and “10/1 ARM,” respectively).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

5/1 ARM or Group 1 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[690,702,958]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.69]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

7/1 ARM or Group 2 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[372,498,921]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.40]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

10/1 ARM or Group 3 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 3 Mortgage Loans described herein is approximately $[377,578,650]. Each Group 3 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.64]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [20] year term. See the attached collateral descriptions for more information.

Group 4 5/1 ARM or Group 4 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 4 Mortgage Loans described herein is approximately $[538,824,419]. Each Group 4 Mortgage Loan has an original term to maturity of [12 to 40] years.  As of the Cut-off Date, approximately [96.41]% of the Group 4 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining term. See the attached collateral descriptions for more information.

Modified Loans among Group 4 Mortgage Loans

Certain Group 4 Mortgage Loans have had their original note interest rate changed on a modification date and their initial fixed rate period reset to 5 years from such modification date under a customer retention program sponsored by Washington Mutual Bank (the “Modified Group 4 Loans”). As of March 1, 2007, the aggregate principal balance of the Modified Group 4 Loans described herein is approximately $[477,242,331].  See the attached collateral descriptions for more information.

Group 5 7/1 ARM or Group 5 Mortgage Loans

As of March 1, 2007, the aggregate principal balance of the Group 5 Mortgage Loans described herein is approximately $[138,491,903]. Each Group 5 Mortgage Loan has an original term to maturity of [15 to 30] years.  As of the Cut-off Date, approximately [76.89]% of the Group 5 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[2,118,096,851], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1  Weighted Average  Pass-Through  Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 1 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 2  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 2 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 3  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 3 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 4  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 4 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 5  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 5 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Group L-B  Weighted Average  Pass-Through  Rate:

  For any Distribution Date, the quotient expressed as a percentage, of:

  (a)  the sum of:

   (i)  the product of (x) the Loan Group 1 Weighted Average Pass-Through    Rate and (y) the Subordinate Component Balance (as defined herein)    for loan group 1 immediately before that Distribution Date; and

   (ii)  the product of (x) the Loan Group 2 Weighted Average Pass-Through    Rate and (y) the Subordinate Component Balance for loan group 2    immediately before that Distribution Date;

  divided by:

  (b)  the sum of the Subordinate Component Balances for loan group 1 and loan   group 2 immediately before that Distribution Date.

Group M-B  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the quotient expressed as a percentage, of:

  (a)  the sum of:

   (i)  the product of (x) the Loan Group 4 Weighted Average Pass-Through    Rate and (y) the Subordinate Component Balance (as defined herein)    for loan group 4 immediately before that Distribution Date; and

   (ii)  the product of (x) the Loan Group 5 Weighted Average Pass-Through    Rate and (y) the Subordinate Component Balance for loan group 5    immediately before that Distribution Date;

  divided by:

  (b)  the sum of the Subordinate Component Balances for loan group 4 and loan   group 5 immediately before that Distribution Date.

Subordinate  Component Balance:  The "Subordinate Component Balance" for any of loan group 1, 2, 4 or 5 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates (and, in the case of loan group 1, the Class R Certificates).

Stated Principal  Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal  Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Credit Enhancement:  Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will consist of the subordination of the Group L-B Certificates, initially [4.65]% total subordination.

Credit enhancement for the Class 3-A1 and Class 3-A2 Certificates will consist of the subordination of the Group 3-B Certificates, initially [3.60]% total subordination.

Credit enhancement for the Class 4-A1, Class 4-A2, Class 5-A1 and Class 5-A2 Certificates will consist of the subordination of the Group M-B Certificates, initially [4.00]% total subordination.

Shifting Interest:

Group L-B Certificates

  For each Distribution Date in or before March 2014, the Group L-B Certificates will be locked out from receipt of unscheduled principal (unless the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates are paid down to zero or the credit enhancement provided by the Group L-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group L-B Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group L-B Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
April 2007 – March 2014	0% Pro Rata Share
April 2014 – March 2015	30% Pro Rata Share
April 2015 – March 2016	40% Pro Rata Share
April 2016 – March 2017	60% Pro Rata Share
April 2017 – March 2018	80% Pro Rata Share
April 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 20%,  the Group L-B Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) after the Distribution Date in March 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 30%, the Group L-B Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 1 Senior Percentage” (the aggregate principal balance of the Group 1-A and Class R Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date) or the “Group 2 Senior Percentage” (the aggregate principal balance of the Group 2-A Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1-A and Group 2-A Certificates will receive all unscheduled prepayments on the Group 1 and Group 2 Mortgage Loans.

Group 3-B Certificates

  For each Distribution Date in or before March 2014, the Group 3-B Certificates will be locked out from receipt of unscheduled principal (unless the Class 3-A1 and Class 3-A2 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 3-B Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group 3-B Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
April 2007 – March 2014	0% Pro Rata Share
April 2014 – March 2015	30% Pro Rata Share
April 2015 – March 2016	40% Pro Rata Share
April 2016 – March 2017	60% Pro Rata Share
April 2017 – March 2018	80% Pro Rata Share
April 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 20%,  the Group 3-B Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) after the Distribution Date in March 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

  Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 3 Senior Percentage” (the aggregate principal balance of the Group 3-A Certificates, divided by the aggregate principal balance of the Group 3 Mortgage Loans, in each case immediately before the Distribution Date) exceeds the Group 3 Senior Percentage as of the Closing Date, then the Group 3-A Certificates will receive all unscheduled prepayments on the Group 3 Mortgage Loans.

Group M-B Certificates

  For each Distribution Date in or before March 2014, the Group M-B Certificates will be locked out from receipt of unscheduled principal (unless the Class 4-A1, Class 4-A2, Class 5-A1 and Class 5-A2 Certificates are paid down to zero or the credit enhancement provided by the Group M-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group M-B Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group M-B Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
April 2007 – March 2014	0% Pro Rata Share
April 2014 – March 2015	30% Pro Rata Share
April 2015 – March 2016	40% Pro Rata Share
April 2016 – March 2017	60% Pro Rata Share
April 2017 – March 2018	80% Pro Rata Share
April 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group M-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in March 2010, and the cumulative realized losses on the Group 4 and Group 5 Mortgage Loans allocated to the Group M-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group M-B Certificates as of the Closing Date, do not exceed 20%,  the Group M-B Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) after the Distribution Date in March 2010, and the cumulative realized losses on the Group 4 and Group 5 Mortgage Loans allocated to the Group M-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group M-B Certificates as of the Closing Date, do not exceed 30%, the Group M-B Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 4 Senior Percentage” (the aggregate principal balance of the Group 4-A Certificates, divided by the aggregate principal balance of the Group 4 Mortgage Loans, in each case immediately before the Distribution Date) or the “Group 5 Senior Percentage” (the aggregate principal balance of the Group 5-A Certificates, divided by the aggregate principal balance of the Group 5 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 4 or Group 5 Senior Percentage, respectively, as of the Closing Date, then the Group 4-A and Group 5-A Certificates will receive all unscheduled prepayments on the Group 4 and Group 5 Mortgage Loans.

Structure Rules:

Allocation of Realized Losses:

Any loss realized on a Group 1 or Group 2 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class L-B-3 Certificates, until the Class L-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class L-B-2 Certificates, until the Class L-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class L-B-1 Certificates, until the Class L-B-1 Principal Balance has been reduced to zero; and

(e)  fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan , first to the Class 1-A2 Certificates until the Class 1-A2 Principal Balance has been reduced to zero and second, to the Class 1-A1 Certificates until the Class 1-A1 Principal Balance has been reduced to zero; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first to the Class 2-A4 Certificates until the Class 2-A4 Principal Balance has been reduced to zero and second, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class L-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-3 Principal Balance;

(c)  third, to the Class L-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-2 Principal Balance;

(d)  fourth, to the Class L-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-1 Principal Balance; and

(e)  fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first to the Class 1-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A2 Principal Balance and second, to the Class 1-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A1 Principal Balance; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first, to the Class 2-A4 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class 2-A4 Principal Balance and second, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then to Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, in reduction of their Class Principal Balances.

Because the Group L-B Certificates represent interests in the Group 1 and Group 2 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in these loan groups. Therefore, the allocation of realized losses on the Group 1 and Group 2 Mortgage Loans to the Group L-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Any loss realized on a Group 3 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero;

(e)  fifth, to the Class 3-A2 Certificates, until the Class 3-A2 Principal Balance has been reduced to zero; and

(f)  sixth, to the Class 3-A1 Certificates, until the Class 3-A1 Principal Balance has been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c)  third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance;

(d)  fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance;

(e)  fifth, to the Class 3-A2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A2 Principal Balance; and

(f)  sixth, to the Class 3-A1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A1 Principal Balance.

Any loss realized on a Group 4 or Group 5 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group M-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class M-B-3 Certificates, until the Class M-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class M-B-2 Certificates, until the Class M-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class M-B-1 Certificates, until the Class M-B-1 Principal Balance has been reduced to zero; and

(e)  fifth, (i) in the case of any loss with respect to a Group 4 Mortgage Loan, first to the Class 4-A2 Certificates until the Class 4-A2 Principal Balance has been reduced to zero and second, to the Class 4-A1 Certificates until the Class 4-A1 Principal Balance has been reduced to zero; and (ii) in the case of any loss with respect to a Group 5 Mortgage Loan, first to the Class 5-A2 Certificates until the Class 5-A2 Principal Balance has been reduced to zero and second, to the Class 5-A1 Certificates until the Class 5-A1 Principal Balance has been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group M-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class M-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class M-B-3 Principal Balance;

(c)  third, to the Class M-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class M-B-2 Principal Balance;

(d)  fourth, to the Class M-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class M-B-1 Principal Balance; and

(e)  fifth, (i) in the case of any loss with respect to a Group 4 Mortgage Loan, first to the Class 4-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 4-A2 Principal Balance and second, to the Class 4-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 4-A1 Principal Balance; and (ii) in the case of any loss with respect to a Group 5 Mortgage Loan, first to the Class 5-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 5-A2 Principal Balance and second, to the Class 5-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 5-A1 Principal Balance.

Because the Group M-B Certificates represent interests in the Group 4 and Group 5 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in these loan groups. Therefore, the allocation of realized losses on the Group 4 and Group 5 Mortgage Loans to the Group M-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Cross-Collateralization of Loan Groups 1 and 2:   In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loan group, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus.

Cross-Collateralization of Loan Groups 4 and 5:   In some limited circumstances, principal and interest collected from either of loan group 4 or 5 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loan group, before making payments to the Group M-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus.

Certificates Priority of Distributions:  (A)  Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Group 1-A, Group 2-A and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)                   from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, until the Class R Principal Balance is reduced to zero; and

(b)  second, to the Group 1-A Certificates, pro rata according to Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

3)                   from the Group 2 Mortgage Loans, as principal, to the Group 2-A Certificates, pro rata according to the Class Principal Balance (or with respect to clause (ii), aggregate Class Principal Balance) of the certificates described in each of clause (i), (ii) and (iii), as follows:

(i)   to the Class 2-A1 Certificates, until the Class 2-A1 Principal Balance has been reduced to zero;

  (ii)  to the Class 2-A2 and Class 2-A3 Certificates, sequentially, as follows:

(A)  first, to the Class 2-A2 Certificates, until the Class 2-A2 Principal Balance has been reduced to zero; and

(B)  second, to the Class 2-A3 Certificates, until the Class 2-A3 Principal Balance has been reduced to zero; and

  (iii)  to the Class 2-A4 Certificates, until the Class 2-A4 Principal Balance has been reduced to zero;

4)                   to the Class L-B-1 Certificates, accrued and unpaid interest at the Class L-B-1 certificate interest rate;

5)                   to the Class L-B-1 Certificates, principal allocable to such Class;

6)                   to the Class L-B-2 Certificates, accrued and unpaid interest at the Class L-B-2 certificate interest rate;

7)                   to the Class L-B-2 Certificates, principal allocable to such Class;

8)                   to the Class L-B-3 Certificates, accrued and unpaid interest at the Class L-B-3 certificate interest rate;

9)                   to the Class L-B-3 Certificates, principal allocable to such Class;

10)               to the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group L-B Senior Subordinate Certificates; and

11)               to the Class R Certificate, any remaining amount.

  (B)  Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1)  to the Group 3-A Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

2)  as principal, to the Group 3-A Certificates, pro rata according to the Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

3)  to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

4)  to the Class 3-B-1 Certificates, principal allocable to such Class;

5)  to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

6)  to the Class 3-B-2 Certificates, principal allocable to such Class;

7)  to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

8)  to the Class 3-B-3 Certificates, principal allocable to such Class;

9)  to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates; and

10)  to the Class R Certificate, any remaining amount.

(C)  Available funds from the Group 4 and Group 5 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Group 4-A and Group 5-A Certificates accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)       from the Group 4 Mortgage Loans, as principal, to the Group 4-A Certificates, pro rata according to Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

3)       from the Group 5 Mortgage Loans, as principal, to the Group 5-A Certificates, pro rata according to Class Principal Balance, until their Class Principal Balances have each been reduced to zero;

4)       to the Class M-B-1 Certificates, accrued and unpaid interest at the Class M-B-1 certificate interest rate;

5)       to the Class M-B-1 Certificates, principal allocable to such Class;

6)       to the Class M-B-2 Certificates, accrued and unpaid interest at the Class M-B-2 certificate interest rate;

7)       to the Class M-B-2 Certificates, principal allocable to such Class;

8)       to the Class M-B-3 Certificates, accrued and unpaid interest at the Class M-B-3 certificate interest rate;

9)       to the Class M-B-3 Certificates, principal allocable to such Class;

10)   to the Class M-B-4, Class M-B-5 and Class M-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group M-B Senior Subordinate Certificates; and

11)   to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, for each distribution date on or after the first distribution date on which the aggregate Class Principal Balance of the Group L-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (A)(3) above will be made to the Group 2-A Certificates pro rata according to Class Principal Balance.

Additional Risk Factor:  In addition to the risk factors described in the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, investors should consider the following risk factor:

  In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If WMB were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to the Depositor or the Trust. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the Trustee or the holders of the Certificates under any transaction document, delays or reductions in distributions on the Certificates could result.

  There could also be delays or reductions in distributions on the Certificates if the FDIC successfully asserts that a statutory injunction automatically prevents the Trust, the  Trustee, and the holders of the Certificates from exercising their rights, remedies, and interests for up to 90 days.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 1
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$690,702,958
TOTAL ORIGINAL BALANCE	$691,240,124

NUMBER OF LOANS	881

			Minimum		Maximum
AVG CURRENT BALANCE	$783,999		$400,000		$3,000,000
AVG ORIGINAL BALANCE	$784,609		$418,000		$3,000,000

WAVG GROSS COUPON	6.33%		4.13%		8.18%
WAVG GROSS MARGIN	2.26%		1.85%		3.45%
WAVG MAX INT RATE	11.33%		9.13%		13.18%

WAVG CURRENT LTV	68.70%		9.09%		80.00%

WAVG FICO SCORE	730		620		816

WAVG MONTHS TO ROLL	60	Month(s)	56	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	356	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(74.07%),FL(4.71%),NY(3.65%)
MAXIMUM CA ZIPCODE	1.69%

FIRST PAY DATE			December 1,2006		April 1,2007

RATE CHANGE DATE			November 1,2011		March 1,2012

MATURITY DATE			November 1,2036		March 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O LIBOR	859	$674,760,347.99	97.69%
5/1 LIBOR	22	15,942,609.88	2.31
Total	881	$690,702,957.87	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	881	$690,702,957.87	100.00%
Total	881	$690,702,957.87	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300,001—400,000	1	$400,000.00	0.06%
400,001—500,000	199	92,445,235.56	13.38
500,001—600,000	215	118,443,607.70	17.15
600,001—700,000	126	81,888,289.33	11.86
700,001—800,000	82	61,486,723.55	8.90
800,001—900,000	45	38,619,618.00	5.59
900,001—1,000,000	72	70,222,387.38	10.17
1,000,001—1,100,000	21	22,200,400.00	3.21
1,100,001—1,200,000	12	13,823,000.00	2.00
1,200,001—1,300,000	13	16,399,750.00	2.37
1,300,001—1,400,000	17	23,006,409.00	3.33
1,400,001—1,500,000	23	33,875,463.83	4.90
1,500,001—1,600,000	4	6,304,300.00	0.91
1,600,001—1,700,000	4	6,560,000.00	0.95
1,700,001—1,800,000	7	12,298,750.00	1.78
1,800,001—1,900,000	7	12,923,500.00	1.87
1,900,001—2,000,000	9	17,776,673.52	2.57
2,000,001—2,100,000	3	6,192,000.00	0.90
2,100,001—2,200,000	1	2,200,000.00	0.32
2,200,001—2,300,000	2	4,472,000.00	0.65
2,300,001—2,400,000	3	7,081,400.00	1.03
2,400,001—2,500,000	4	9,895,000.00	1.43
2,500,001 >=	11	32,188,450.00	4.66
Total	881	$690,702,957.87	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.001—4.250	2	$1,492,800.00	0.22%
4.251—4.500	1	703,072.93	0.10
4.501—4.750	1	804,000.00	0.12
4.751—5.000	4	2,397,600.00	0.35
5.001—5.250	5	5,306,760.00	0.77
5.251—5.500	11	7,958,168.03	1.15
5.501—5.750	48	36,476,999.68	5.28
5.751—6.000	122	93,369,108.91	13.52
6.001—6.250	176	145,776,684.36	21.11
6.251—6.500	261	214,644,653.00	31.08
6.501—6.750	144	104,053,797.26	15.06
6.751—7.000	62	50,503,273.52	7.31
7.001—7.250	16	9,603,275.00	1.39
7.251—7.500	10	6,516,800.00	0.94
7.501—7.750	9	5,236,965.18	0.76
7.751—8.000	3	1,919,000.00	0.28
8.001—8.250	6	3,940,000.00	0.57
Total	881	$690,702,957.87	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	120	$103,278,218.71	14.95%
2.001—2.250	472	388,626,203.72	56.27
2.251—2.500	156	106,932,665.26	15.48
2.501—2.750	86	60,041,840.18	8.69
2.751—3.000	30	21,209,230.00	3.07
3.001—3.250	13	8,549,600.00	1.24
3.251—3.500	4	2,065,200.00	0.30
Total	881	$690,702,957.87	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.001—9.250	2	$1,492,800.00	0.22%
9.251—9.500	1	703,072.93	0.10
9.501—9.750	1	804,000.00	0.12
9.751—10.000	4	2,397,600.00	0.35
10.001—10.250	5	5,306,760.00	0.77
10.251—10.500	11	7,958,168.03	1.15
10.501—10.750	48	36,476,999.68	5.28
10.751—11.000	123	93,881,108.91	13.59
11.001—11.250	176	145,776,684.36	21.11
11.251—11.500	260	214,132,653.00	31.00
11.501—11.750	144	104,053,797.26	15.06
11.751—12.000	62	50,503,273.52	7.31
12.001—12.250	16	9,603,275.00	1.39
12.251—12.500	10	6,516,800.00	0.94
12.501—12.750	9	5,236,965.18	0.76
12.751—13.000	3	1,919,000.00	0.28
13.001—13.250	6	3,940,000.00	0.57
Total	881	$690,702,957.87	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	881	$690,702,957.87	100.00%
Total	881	$690,702,957.87	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	881	$690,702,957.87	100.00%
Total	881	$690,702,957.87	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	763	$591,422,844.52	85.63%
1—3	116	97,138,113.35	14.06
4—6	2	2,142,000.00	0.31
Total	881	$690,702,957.87	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,242,500.00	0.18%
21—25	4	5,100,000.00	0.74
26—30	4	3,250,000.00	0.47
31—35	4	2,305,000.00	0.33
36—40	15	10,140,538.83	1.47
41—45	14	10,477,348.06	1.52
46—50	26	21,445,668.65	3.10
51—55	39	39,681,419.00	5.75
56—60	67	61,048,702.00	8.84
61—65	70	67,112,809.38	9.72
66—70	144	123,146,749.38	17.83
71—75	134	104,996,913.78	15.20
76—80	358	240,755,308.79	34.86
Total	881	$690,702,957.87	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,242,500.00	0.18%
21—25	4	5,100,000.00	0.74
26—30	4	3,250,000.00	0.47
31—35	3	1,905,000.00	0.28
36—40	15	10,140,538.83	1.47
41—45	14	10,477,348.06	1.52
46—50	26	21,445,668.65	3.10
51—55	39	39,681,419.00	5.75
56—60	67	61,048,702.00	8.84
61—65	70	67,112,809.38	9.72
66—70	143	122,479,999.38	17.73
71—75	136	106,063,663.78	15.36
76—80	358	240,755,308.79	34.86
Total	881	$690,702,957.87	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	12	$9,435,000.00	1.37%
640—659	39	29,601,345.18	4.29
660—679	49	36,776,375.00	5.32
680—699	148	118,121,687.21	17.10
700—719	122	87,356,347.00	12.65
720—739	129	117,109,542.26	16.96
740—759	117	93,907,297.68	13.60
760—779	119	86,679,723.93	12.55
780—799	109	85,187,658.65	12.33
800 >=	37	26,527,980.96	3.84
Total	881	$690,702,957.87	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	69	$55,049,141.37	7.97%
Reduced	812	635,653,816.50	92.03
Total	881	$690,702,957.87	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	5	$4,885,100.00	0.71%
Owner Occupied	796	621,260,787.49	89.95
Second Home	80	64,557,070.38	9.35
Total	881	$690,702,957.87	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	16	$13,652,250.00	1.98%
Condo	95	69,876,556.88	10.12
Co-op	5	3,416,500.00	0.49
PUD	161	132,882,142.69	19.24
Single Family	604	470,875,508.30	68.17
Total	881	$690,702,957.87	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	184	$142,855,864.79	20.68%
Refi—Cash Out	395	313,750,367.55	45.42
Refi—No Cash Out	302	234,096,725.53	33.89
Total	881	$690,702,957.87	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	880	$690,162,957.87	99.92%
36	1	540,000.00	0.08
Total	881	$690,702,957.87	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$558,000.00	0.08%
AZ	10	10,420,296.36	1.51
CA	669	511,612,015.72	74.07
CO	2	1,853,600.00	0.27
CT	6	5,738,038.83	0.83
FL	36	32,528,605.18	4.71
GA	1	1,269,000.00	0.18
HI	1	3,000,000.00	0.43
ID	1	1,380,000.00	0.20
IL	28	20,051,023.52	2.90
MA	22	18,816,500.00	2.72
MD	6	5,337,700.00	0.77
MI	2	1,572,000.00	0.23
MN	6	4,398,742.00	0.64
NC	1	960,000.00	0.14
NH	1	434,000.00	0.06
NJ	17	12,106,276.26	1.75
NV	3	3,210,750.00	0.46
NY	28	25,224,450.00	3.65
OR	7	5,103,100.00	0.74
PA	1	444,400.00	0.06
TX	1	498,300.00	0.07
UT	1	1,000,000.00	0.14
VA	1	556,800.00	0.08
WA	28	21,928,360.00	3.17
WI	1	701,000.00	0.10
Total	881	$690,702,957.87	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	547	$431,624,720.35	62.49%
15.00 or less	5	8,260,000.00	1.20
15.01—20.00	14	10,992,824.00	1.59
20.01—25.00	23	16,065,299.38	2.33
25.01—30.00	33	25,413,211.70	3.68
30.01—35.00	64	50,166,948.83	7.26
35.01—40.00	70	54,497,658.42	7.89
40.01—45.00	55	41,932,152.26	6.07
45.01—50.00	46	34,551,542.93	5.00
50.01—55.00	15	12,356,400.00	1.79
55.01—60.00	6	3,192,000.00	0.46
60.01 >=	3	1,650,200.00	0.24
Total	881	$690,702,957.87	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.70%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	547	$431,624,720.35	62.49%
No Second Lien	217	176,707,541.84	25.58
60.00 or less	4	3,508,000.00	0.51
60.01—65.00	2	1,624,000.00	0.24
65.01—70.00	4	4,300,000.00	0.62
70.01—75.00	6	4,737,400.00	0.69
75.01—80.00	16	10,597,900.00	1.53
80.01—85.00	11	7,861,778.68	1.14
85.01—90.00	74	49,741,617.00	7.20
Total	881	$690,702,957.87	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.46%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 2
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$372,498,921
TOTAL ORIGINAL BALANCE	$373,765,820

NUMBER OF LOANS	446

			Minimum		Maximum
AVG CURRENT BALANCE	$835,199		$80,000		$3,000,000
AVG ORIGINAL BALANCE	$838,040		$418,000		$3,000,000

WAVG GROSS COUPON	6.38%		4.50%		7.65%
WAVG GROSS MARGIN	2.22%		2.00%		3.15%
WAVG MAX INT RATE	11.38%		9.50%		12.65%

WAVG CURRENT LTV	66.51%		3.64%		80.00%

WAVG FICO SCORE	733		621		813

WAVG MONTHS TO ROLL	84	Month(s)	80	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	356	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(62.73%),NY(5.96%),WA(4.60%)
MAXIMUM CA ZIPCODE	1.95%

FIRST PAY DATE			December 1,2006		April 1,2007

RATE CHANGE DATE			November 1,2013		March 1,2014

MATURITY DATE			November 1,2036		March 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	433	$362,799,142.62	97.40%
7/1 LIBOR	13	9,699,778.60	2.60
Total	446	$372,498,921.22	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	446	$372,498,921.22	100.00%
Total	446	$372,498,921.22	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$80,000.00	0.02%
400,001—500,000	93	43,686,149.57	11.73
500,001—600,000	99	54,459,990.20	14.62
600,001—700,000	62	39,983,438.96	10.73
700,001—800,000	46	34,888,348.73	9.37
800,001—900,000	18	15,364,684.00	4.12
900,001—1,000,000	34	33,069,875.10	8.88
1,000,001—1,100,000	7	7,428,749.99	1.99
1,100,001—1,200,000	12	14,017,200.00	3.76
1,200,001—1,300,000	9	11,194,750.00	3.01
1,300,001—1,400,000	8	10,863,993.00	2.92
1,400,001—1,500,000	16	23,454,875.00	6.30
1,500,001—1,600,000	3	4,611,700.00	1.24
1,600,001—1,700,000	6	9,983,000.00	2.68
1,700,001—1,800,000	5	8,855,000.00	2.38
1,800,001—1,900,000	3	5,525,000.00	1.48
1,900,001—2,000,000	7	13,855,666.67	3.72
2,000,001—2,100,000	2	4,124,500.00	1.11
2,100,001—2,200,000	4	8,630,000.00	2.32
2,200,001—2,300,000	3	6,810,000.00	1.83
2,400,001—2,500,000	2	4,907,000.00	1.32
2,500,001 >=	6	16,705,000.00	4.48
Total	446	$372,498,921.22	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	2	$1,185,600.00	0.32%
4.751—5.000	1	637,000.00	0.17
5.501—5.750	8	7,208,499.00	1.94
5.751—6.000	47	39,798,969.21	10.68
6.001—6.250	120	104,484,428.40	28.05
6.251—6.500	134	110,247,541.47	29.60
6.501—6.750	83	67,396,679.97	18.09
6.751—7.000	31	25,252,413.57	6.78
7.001—7.250	12	10,869,739.60	2.92
7.251—7.500	6	4,064,800.00	1.09
7.501—7.750	2	1,353,250.00	0.36
Total	446	$372,498,921.22	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	78	$80,621,493.00	21.64%
2.001—2.250	242	202,404,142.52	54.34
2.251—2.500	76	54,790,254.00	14.71
2.501—2.750	36	24,439,612.53	6.56
2.751—3.000	12	8,863,419.17	2.38
3.001—3.250	2	1,380,000.00	0.37
Total	446	$372,498,921.22	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	2	$1,185,600.00	0.32%
9.751—10.000	1	637,000.00	0.17
10.501—10.750	8	7,208,499.00	1.94
10.751—11.000	47	39,798,969.21	10.68
11.001—11.250	120	104,880,428.40	28.16
11.251—11.500	133	109,247,541.47	29.33
11.501—11.750	85	69,500,679.97	18.66
11.751—12.000	30	23,752,413.57	6.38
12.001—12.250	12	10,869,739.60	2.92
12.251—12.500	6	4,064,800.00	1.09
12.501—12.750	2	1,353,250.00	0.36
Total	446	$372,498,921.22	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	446	$372,498,921.22	100.00%
Total	446	$372,498,921.22	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	446	$372,498,921.22	100.00%
Total	446	$372,498,921.22	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	344	$285,035,188.87	76.52%
1—3	101	86,953,796.43	23.34
4—6	1	509,935.92	0.14
Total	446	$372,498,921.22	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$3,422,800.00	0.92%
21—25	1	630,000.00	0.17
26—30	2	1,900,000.00	0.51
31—35	6	5,652,000.00	1.52
36—40	3	4,674,500.00	1.25
41—45	10	11,457,000.00	3.08
46—50	17	13,409,900.00	3.60
51—55	34	34,102,993.00	9.16
56—60	30	31,637,699.99	8.49
61—65	48	43,946,712.76	11.80
66—70	76	61,035,207.41	16.39
71—75	62	50,116,915.49	13.45
76—80	152	110,513,192.57	29.67
Total	446	$372,498,921.22	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$3,342,800.00	0.90%
21—25	1	630,000.00	0.17
26—30	2	1,900,000.00	0.51
31—35	6	5,652,000.00	1.52
36—40	3	4,674,500.00	1.25
41—45	10	11,457,000.00	3.08
46—50	18	13,489,900.00	3.62
51—55	34	34,102,993.00	9.16
56—60	29	30,467,699.99	8.18
61—65	48	43,946,712.76	11.80
66—70	77	62,205,207.41	16.70
71—75	62	50,116,915.49	13.45
76—80	152	110,513,192.57	29.67
Total	446	$372,498,921.22	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	6	$3,693,500.00	0.99%
640—659	9	5,240,929.57	1.41
660—679	24	20,082,203.40	5.39
680—699	57	41,756,887.53	11.21
700—719	78	62,897,518.95	16.89
720—739	75	72,185,916.44	19.38
740—759	68	62,891,403.34	16.88
760—779	73	64,091,440.69	17.21
780—799	39	27,122,521.30	7.28
800 >=	17	12,536,600.00	3.37
Total	446	$372,498,921.22	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	47	$40,082,913.78	10.76%
Reduced	399	332,416,007.44	89.24
Total	446	$372,498,921.22	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$976,000.00	0.26%
Owner Occupied	405	335,578,949.92	90.09
Second Home	40	35,943,971.30	9.65
Total	446	$372,498,921.22	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	11	$11,321,925.00	3.04%
Condo	50	32,269,446.42	8.66
Co-op	6	4,782,300.00	1.28
PUD	77	72,237,330.35	19.39
Single Family	302	251,887,919.45	67.62
Total	446	$372,498,921.22	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	93	$80,224,974.00	21.54%
Refi—Cash Out	207	172,026,897.86	46.18
Refi—No Cash Out	146	120,247,049.36	32.28
Total	446	$372,498,921.22	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	445	$371,106,921.22	99.63%
36	1	1,392,000.00	0.37
Total	446	$372,498,921.22	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	10	$11,285,750.00	3.03%
CA	279	233,652,424.57	62.73
CO	10	9,381,980.00	2.52
CT	2	3,260,000.00	0.88
DC	4	2,918,490.00	0.78
DE	1	1,640,000.00	0.44
FL	12	11,337,198.73	3.04
GA	1	997,000.00	0.27
HI	1	1,633,000.00	0.44
ID	3	2,965,000.00	0.80
IL	19	16,307,400.00	4.38
MA	8	6,720,750.00	1.80
MD	3	1,835,393.42	0.49
MI	1	720,000.00	0.19
MO	2	1,323,000.00	0.36
NC	2	1,087,500.00	0.29
NH	1	749,000.00	0.20
NJ	10	9,330,850.00	2.50
NV	6	3,294,400.00	0.88
NY	26	22,207,168.00	5.96
OK	1	1,540,000.00	0.41
OR	4	2,520,999.99	0.68
RI	1	432,000.00	0.12
SC	1	475,029.57	0.13
TX	3	1,562,000.00	0.42
UT	5	3,551,000.00	0.95
VA	4	2,638,900.00	0.71
WA	26	17,132,686.94	4.60
Total	446	$372,498,921.22	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	257	$213,734,898.00	57.38%
15.00 or less	5	5,004,000.00	1.34
15.01—20.00	4	3,336,000.00	0.90
20.01—25.00	15	14,526,700.22	3.90
25.01—30.00	24	20,105,719.60	5.40
30.01—35.00	35	33,360,949.99	8.96
35.01—40.00	39	28,609,156.67	7.68
40.01—45.00	36	30,823,136.96	8.27
45.01—50.00	14	8,757,310.82	2.35
50.01—55.00	9	7,494,750.00	2.01
55.01—60.00	3	1,903,500.00	0.51
60.01 >=	5	4,842,798.96	1.30
Total	446	$372,498,921.22	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.45%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	257	$213,734,898.00	57.38%
No Second Lien	123	106,361,977.31	28.55
60.00 or less	3	3,243,000.00	0.87
60.01—65.00	3	2,613,000.00	0.70
65.01—70.00	5	6,927,598.96	1.86
70.01—75.00	6	6,020,000.00	1.62
75.01—80.00	12	8,802,421.30	2.36
80.01—85.00	7	4,390,100.00	1.18
85.01—90.00	30	20,405,925.65	5.48
Total	446	$372,498,921.22	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.35%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 1 & 2
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$1,063,201,879
TOTAL ORIGINAL BALANCE	$1,065,005,944

NUMBER OF LOANS	1,327

			Minimum		Maximum
AVG CURRENT BALANCE	$801,207		$80,000		$3,000,000
AVG ORIGINAL BALANCE	$802,567		$418,000		$3,000,000

WAVG GROSS COUPON	6.34%		4.13%		8.18%
WAVG GROSS MARGIN	2.24%		1.85%		3.45%
WAVG MAX INT RATE	11.34%		9.13%		13.18%

WAVG CURRENT LTV	67.93%		3.64%		80.00%

WAVG FICO SCORE	731		620		816

WAVG MONTHS TO ROLL	68	Month(s)	56	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	356	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(70.10%),NY(4.46%),FL(4.13%)
MAXIMUM CA ZIPCODE	1.31%

FIRST PAY DATE			December 1,2006		April 1,2007

RATE CHANGE DATE			November 1,2011		March 1,2014

MATURITY DATE			November 1,2036		March 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O LIBOR	859	$674,760,347.99	63.46%
5/1 LIBOR	22	15,942,609.88	1.50
7/1 I/O LIBOR	433	362,799,142.62	34.12
7/1 LIBOR	13	9,699,778.60	0.91
Total	1,327	$1,063,201,879.09	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	1,327	$1,063,201,879.09	100.00%
Total	1,327	$1,063,201,879.09	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$80,000.00	0.01%
300,001—400,000	1	400,000.00	0.04
400,001—500,000	292	136,131,385.13	12.80
500,001—600,000	314	172,903,597.90	16.26
600,001—700,000	188	121,871,728.29	11.46
700,001—800,000	128	96,375,072.28	9.06
800,001—900,000	63	53,984,302.00	5.08
900,001—1,000,000	106	103,292,262.48	9.72
1,000,001—1,100,000	28	29,629,149.99	2.79
1,100,001—1,200,000	24	27,840,200.00	2.62
1,200,001—1,300,000	22	27,594,500.00	2.60
1,300,001—1,400,000	25	33,870,402.00	3.19
1,400,001—1,500,000	39	57,330,338.83	5.39
1,500,001—1,600,000	7	10,916,000.00	1.03
1,600,001—1,700,000	10	16,543,000.00	1.56
1,700,001—1,800,000	12	21,153,750.00	1.99
1,800,001—1,900,000	10	18,448,500.00	1.74
1,900,001—2,000,000	16	31,632,340.19	2.98
2,000,001—2,100,000	5	10,316,500.00	0.97
2,100,001—2,200,000	5	10,830,000.00	1.02
2,200,001—2,300,000	5	11,282,000.00	1.06
2,300,001—2,400,000	3	7,081,400.00	0.67
2,400,001—2,500,000	6	14,802,000.00	1.39
2,500,001 >=	17	48,893,450.00	4.60
Total	1,327	$1,063,201,879.09	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.001—4.250	2	$1,492,800.00	0.14%
4.251—4.500	3	1,888,672.93	0.18
4.501—4.750	1	804,000.00	0.08
4.751—5.000	5	3,034,600.00	0.29
5.001—5.250	5	5,306,760.00	0.50
5.251—5.500	11	7,958,168.03	0.75
5.501—5.750	56	43,685,498.68	4.11
5.751—6.000	169	133,168,078.12	12.53
6.001—6.250	296	250,261,112.76	23.54
6.251—6.500	395	324,892,194.47	30.56
6.501—6.750	227	171,450,477.23	16.13
6.751—7.000	93	75,755,687.09	7.13
7.001—7.250	28	20,473,014.60	1.93
7.251—7.500	16	10,581,600.00	1.00
7.501—7.750	11	6,590,215.18	0.62
7.751—8.000	3	1,919,000.00	0.18
8.001—8.250	6	3,940,000.00	0.37
Total	1,327	$1,063,201,879.09	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	198	$183,899,711.71	17.30%
2.001—2.250	714	591,030,346.24	55.59
2.251—2.500	232	161,722,919.26	15.21
2.501—2.750	122	84,481,452.71	7.95
2.751—3.000	42	30,072,649.17	2.83
3.001—3.250	15	9,929,600.00	0.93
3.251—3.500	4	2,065,200.00	0.19
Total	1,327	$1,063,201,879.09	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.001—9.250	2	$1,492,800.00	0.14%
9.251—9.500	3	1,888,672.93	0.18
9.501—9.750	1	804,000.00	0.08
9.751—10.000	5	3,034,600.00	0.29
10.001—10.250	5	5,306,760.00	0.50
10.251—10.500	11	7,958,168.03	0.75
10.501—10.750	56	43,685,498.68	4.11
10.751—11.000	170	133,680,078.12	12.57
11.001—11.250	296	250,657,112.76	23.58
11.251—11.500	393	323,380,194.47	30.42
11.501—11.750	229	173,554,477.23	16.32
11.751—12.000	92	74,255,687.09	6.98
12.001—12.250	28	20,473,014.60	1.93
12.251—12.500	16	10,581,600.00	1.00
12.501—12.750	11	6,590,215.18	0.62
12.751—13.000	3	1,919,000.00	0.18
13.001—13.250	6	3,940,000.00	0.37
Total	1,327	$1,063,201,879.09	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,327	$1,063,201,879.09	100.00%
Total	1,327	$1,063,201,879.09	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,327	$1,063,201,879.09	100.00%
Total	1,327	$1,063,201,879.09	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,107	$876,458,033.39	82.44%
1—3	217	184,091,909.78	17.31
4—6	3	2,651,935.92	0.25
Total	1,327	$1,063,201,879.09	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	7	$4,665,300.00	0.44%
21—25	5	5,730,000.00	0.54
26—30	6	5,150,000.00	0.48
31—35	10	7,957,000.00	0.75
36—40	18	14,815,038.83	1.39
41—45	24	21,934,348.06	2.06
46—50	43	34,855,568.65	3.28
51—55	73	73,784,412.00	6.94
56—60	97	92,686,401.99	8.72
61—65	118	111,059,522.14	10.45
66—70	220	184,181,956.79	17.32
71—75	196	155,113,829.27	14.59
76—80	510	351,268,501.36	33.04
Total	1,327	$1,063,201,879.09	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$4,585,300.00	0.43%
21—25	5	5,730,000.00	0.54
26—30	6	5,150,000.00	0.48
31—35	9	7,557,000.00	0.71
36—40	18	14,815,038.83	1.39
41—45	24	21,934,348.06	2.06
46—50	44	34,935,568.65	3.29
51—55	73	73,784,412.00	6.94
56—60	96	91,516,401.99	8.61
61—65	118	111,059,522.14	10.45
66—70	220	184,685,206.79	17.37
71—75	198	156,180,579.27	14.69
76—80	510	351,268,501.36	33.04
Total	1,327	$1,063,201,879.09	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	18	$13,128,500.00	1.23%
640—659	48	34,842,274.75	3.28
660—679	73	56,858,578.40	5.35
680—699	205	159,878,574.74	15.04
700—719	200	150,253,865.95	14.13
720—739	204	189,295,458.70	17.80
740—759	185	156,798,701.02	14.75
760—779	192	150,771,164.62	14.18
780—799	148	112,310,179.95	10.56
800 >=	54	39,064,580.96	3.67
Total	1,327	$1,063,201,879.09	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	116	$95,132,055.15	8.95%
Reduced	1,211	968,069,823.94	91.05
Total	1,327	$1,063,201,879.09	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	6	$5,861,100.00	0.55%
Owner Occupied	1,201	956,839,737.41	90.00
Second Home	120	100,501,041.68	9.45
Total	1,327	$1,063,201,879.09	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	27	$24,974,175.00	2.35%
Condo	145	102,146,003.30	9.61
Co-op	11	8,198,800.00	0.77
PUD	238	205,119,473.04	19.29
Single Family	906	722,763,427.75	67.98
Total	1,327	$1,063,201,879.09	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	277	$223,080,838.79	20.98%
Refi—Cash Out	602	485,777,265.41	45.69
Refi—No Cash Out	448	354,343,774.89	33.33
Total	1,327	$1,063,201,879.09	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,325	$1,061,269,879.09	99.82%
36	2	1,932,000.00	0.18
Total	1,327	$1,063,201,879.09	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$558,000.00	0.05%
AZ	20	21,706,046.36	2.04
CA	948	745,264,440.29	70.10
CO	12	11,235,580.00	1.06
CT	8	8,998,038.83	0.85
DC	4	2,918,490.00	0.27
DE	1	1,640,000.00	0.15
FL	48	43,865,803.91	4.13
GA	2	2,266,000.00	0.21
HI	2	4,633,000.00	0.44
ID	4	4,345,000.00	0.41
IL	47	36,358,423.52	3.42
MA	30	25,537,250.00	2.40
MD	9	7,173,093.42	0.67
MI	3	2,292,000.00	0.22
MN	6	4,398,742.00	0.41
MO	2	1,323,000.00	0.12
NC	3	2,047,500.00	0.19
NH	2	1,183,000.00	0.11
NJ	27	21,437,126.26	2.02
NV	9	6,505,150.00	0.61
NY	54	47,431,618.00	4.46
OK	1	1,540,000.00	0.14
OR	11	7,624,099.99	0.72
PA	1	444,400.00	0.04
RI	1	432,000.00	0.04
SC	1	475,029.57	0.04
TX	4	2,060,300.00	0.19
UT	6	4,551,000.00	0.43
VA	5	3,195,700.00	0.30
WA	54	39,061,046.94	3.67
WI	1	701,000.00	0.07
Total	1,327	$1,063,201,879.09	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	804	$645,359,618.35	60.70%
15.00 or less	10	13,264,000.00	1.25
15.01—20.00	18	14,328,824.00	1.35
20.01—25.00	38	30,591,999.60	2.88
25.01—30.00	57	45,518,931.30	4.28
30.01—35.00	99	83,527,898.82	7.86
35.01—40.00	109	83,106,815.09	7.82
40.01—45.00	91	72,755,289.22	6.84
45.01—50.00	60	43,308,853.75	4.07
50.01—55.00	24	19,851,150.00	1.87
55.01—60.00	9	5,095,500.00	0.48
60.01 >=	8	6,492,998.96	0.61
Total	1,327	$1,063,201,879.09	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.60%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	804	$645,359,618.35	60.70%
No Second Lien	340	283,069,519.15	26.62
60.00 or less	7	6,751,000.00	0.63
60.01—65.00	5	4,237,000.00	0.40
65.01—70.00	9	11,227,598.96	1.06
70.01—75.00	12	10,757,400.00	1.01
75.01—80.00	28	19,400,321.30	1.82
80.01—85.00	18	12,251,878.68	1.15
85.01—90.00	104	70,147,542.65	6.60
Total	1,327	$1,063,201,879.09	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.86%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 3
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$377,578,650
TOTAL ORIGINAL BALANCE	$377,596,639

NUMBER OF LOANS	455

			Minimum		Maximum
AVG CURRENT BALANCE	$829,843		$421,404		$3,000,000
AVG ORIGINAL BALANCE	$829,883		$425,000		$3,000,000

WAVG GROSS COUPON	6.25%		4.85%		8.08%
WAVG GROSS MARGIN	2.20%		2.00%		3.70%
WAVG MAX INT RATE	11.25%		9.85%		13.08%

WAVG CURRENT LTV	65.03%		15.16%		80.00%

WAVG FICO SCORE	734		626		811

WAVG MONTHS TO ROLL	120	Month(s)	116	Month(s)	120	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	356	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	4	Month(s)

NZ WAVG PREPAY TERM	0	Month(s)	0	Month(s)	0	Month(s)

TOP STATE CONC	CA(74.71%),NY(6.40%),WA(2.92%)
MAXIMUM CA ZIPCODE	1.95%

FIRST PAY DATE			December 1,2006		April 1,2007

RATE CHANGE DATE			November 1,2016		March 1,2017

MATURITY DATE			November 1,2036		March 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	443	$368,659,891.75	97.64%
10/1 LIBOR	12	8,918,758.31	2.36
Total	455	$377,578,650.06	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	455	$377,578,650.06	100.00%
Total	455	$377,578,650.06	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	78	$36,022,934.14	9.54%
500,001—600,000	105	58,120,429.33	15.39
600,001—700,000	69	45,276,548.95	11.99
700,001—800,000	46	34,673,127.53	9.18
800,001—900,000	31	26,743,999.00	7.08
900,001—1,000,000	47	45,610,761.11	12.08
1,000,001—1,100,000	12	12,943,900.00	3.43
1,100,001—1,200,000	9	10,444,200.00	2.77
1,200,001—1,300,000	6	7,506,000.00	1.99
1,300,001—1,400,000	4	5,347,000.00	1.42
1,400,001—1,500,000	14	20,733,000.00	5.49
1,500,001—1,600,000	2	3,100,000.00	0.82
1,600,001—1,700,000	4	6,663,000.00	1.76
1,700,001—1,800,000	3	5,350,000.00	1.42
1,800,001—1,900,000	1	1,820,000.00	0.48
1,900,001—2,000,000	5	9,825,000.00	2.60
2,000,001—2,100,000	3	6,127,500.00	1.62
2,100,001—2,200,000	2	4,400,000.00	1.17
2,200,001—2,300,000	3	6,770,000.00	1.79
2,300,001—2,400,000	1	2,380,000.00	0.63
2,400,001—2,500,000	4	9,871,250.00	2.61
2,500,001 >=	6	17,850,000.00	4.73
Total	455	$377,578,650.06	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	5	$4,770,950.00	1.26%
5.001—5.250	5	3,303,900.00	0.88
5.251—5.500	14	11,988,900.00	3.18
5.501—5.750	23	20,484,200.00	5.43
5.751—6.000	74	60,503,639.44	16.02
6.001—6.250	123	102,508,662.12	27.15
6.251—6.500	93	77,275,151.64	20.47
6.501—6.750	91	73,714,319.33	19.52
6.751—7.000	17	14,139,000.00	3.74
7.001—7.250	6	5,550,927.53	1.47
7.251—7.500	3	2,539,000.00	0.67
8.001—8.250	1	800,000.00	0.21
Total	455	$377,578,650.06	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	97	$97,796,701.45	25.90%
2.001—2.250	244	196,670,550.11	52.09
2.251—2.500	75	56,894,237.50	15.07
2.501—2.750	28	19,454,833.47	5.15
2.751—3.000	7	4,207,827.53	1.11
3.001—3.250	3	1,754,500.00	0.46
3.501—3.750	1	800,000.00	0.21
Total	455	$377,578,650.06	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	5	$4,770,950.00	1.26%
10.001—10.250	5	3,303,900.00	0.88
10.251—10.500	14	11,988,900.00	3.18
10.501—10.750	23	20,484,200.00	5.43
10.751—11.000	74	60,503,639.44	16.02
11.001—11.250	122	101,594,662.12	26.91
11.251—11.500	92	76,827,151.64	20.35
11.501—11.750	92	75,773,119.33	20.07
11.751—12.000	18	13,442,200.00	3.56
12.001—12.250	6	5,550,927.53	1.47
12.251—12.500	3	2,539,000.00	0.67
13.001—13.250	1	800,000.00	0.21
Total	455	$377,578,650.06	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	455	$377,578,650.06	100.00%
Total	455	$377,578,650.06	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	455	$377,578,650.06	100.00%
Total	455	$377,578,650.06	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	381	$317,772,389.00	84.16%
1—3	73	59,126,261.06	15.66
4—6	1	680,000.00	0.18
Total	455	$377,578,650.06	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$940,000.00	0.25%
21—25	4	3,591,000.00	0.95
26—30	2	1,321,000.00	0.35
31—35	8	7,478,000.00	1.98
36—40	9	6,708,000.00	1.78
41—45	10	7,250,000.00	1.92
46—50	25	26,076,000.00	6.91
51—55	23	23,520,001.45	6.23
56—60	52	58,062,400.00	15.38
61—65	45	37,970,830.00	10.06
66—70	79	66,092,200.00	17.50
71—75	53	41,328,400.00	10.95
76—80	144	97,240,818.61	25.75
Total	455	$377,578,650.06	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$940,000.00	0.25%
21—25	4	3,591,000.00	0.95
26—30	2	1,321,000.00	0.35
31—35	8	7,478,000.00	1.98
36—40	9	6,708,000.00	1.78
41—45	10	7,250,000.00	1.92
46—50	25	26,076,000.00	6.91
51—55	23	23,520,001.45	6.23
56—60	52	58,062,400.00	15.38
61—65	45	37,970,830.00	10.06
66—70	79	66,092,200.00	17.50
71—75	53	41,328,400.00	10.95
76—80	144	97,240,818.61	25.75
Total	455	$377,578,650.06	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	4	$3,342,000.00	0.89%
640—659	9	9,411,750.00	2.49
660—679	17	13,125,127.53	3.48
680—699	66	49,165,704.14	13.02
700—719	64	53,265,179.33	14.11
720—739	94	78,744,401.45	20.86
740—759	63	60,725,797.50	16.08
760—779	77	60,050,409.44	15.90
780—799	45	37,979,890.67	10.06
800 >=	16	11,768,390.00	3.12
Total	455	$377,578,650.06	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	43	$38,368,600.00	10.16%
Reduced	412	339,210,050.06	89.84
Total	455	$377,578,650.06	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	2	$1,299,000.00	0.34%
Owner Occupied	426	350,092,150.06	92.72
Second Home	27	26,187,500.00	6.94
Total	455	$377,578,650.06	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	14	$10,663,500.00	2.82%
Condo	37	28,482,820.00	7.54
Co-op	2	1,532,000.00	0.41
PUD	87	74,521,359.44	19.74
Single Family	315	262,378,970.62	69.49
Total	455	$377,578,650.06	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	110	$92,121,655.97	24.40%
Refi—Cash Out	219	184,295,362.42	48.81
Refi—No Cash Out	126	101,161,631.67	26.79
Total	455	$377,578,650.06	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	455	$377,578,650.06	100.00%
Total	455	$377,578,650.06	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	4	$2,898,000.00	0.77%
CA	340	282,105,072.53	74.71
CO	7	5,772,000.00	1.53
CT	10	10,655,927.53	2.82
FL	5	2,924,500.00	0.77
GA	3	2,764,500.00	0.73
HI	1	1,800,000.00	0.48
IL	4	2,810,700.00	0.74
IN	1	877,000.00	0.23
MA	5	5,520,000.00	1.46
MD	5	3,501,500.00	0.93
NJ	5	3,127,200.00	0.83
NV	5	4,699,500.00	1.24
NY	26	24,149,450.00	6.40
OR	4	2,738,000.00	0.73
PA	1	515,000.00	0.14
RI	1	472,500.00	0.13
UT	5	4,217,400.00	1.12
VA	7	4,510,100.00	1.19
VT	1	500,000.00	0.13
WA	15	11,020,300.00	2.92
Total	455	$377,578,650.06	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	285	$238,452,640.00	63.15%
15.00 or less	7	5,129,000.00	1.36
15.01—20.00	2	1,230,000.00	0.33
20.01—25.00	11	10,754,250.00	2.85
25.01—30.00	28	24,339,499.00	6.45
30.01—35.00	34	34,105,277.53	9.03
35.01—40.00	42	32,599,426.83	8.63
40.01—45.00	25	18,214,959.44	4.82
45.01—50.00	12	7,460,600.00	1.98
50.01—55.00	4	2,456,801.45	0.65
55.01—60.00	2	1,044,800.00	0.28
60.01 >=	3	1,791,395.81	0.47
Total	455	$377,578,650.06	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.94%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	285	$238,452,640.00	63.15%
No Second Lien	100	83,171,304.12	22.03
60.00 or less	8	7,383,000.00	1.96
60.01—65.00	3	3,265,000.00	0.86
65.01—70.00	3	2,326,000.00	0.62
70.01—75.00	5	2,897,000.00	0.77
75.01—80.00	9	10,899,200.00	2.89
80.01—85.00	5	3,744,200.00	0.99
85.01—90.00	37	25,440,305.94	6.74
Total	455	$377,578,650.06	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.20%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 4
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$538,824,419
TOTAL ORIGINAL BALANCE	$555,322,994

NUMBER OF LOANS	2,300

			Minimum		Maximum
AVG CURRENT BALANCE	$234,271		$21,213		$2,093,767
AVG ORIGINAL BALANCE	$241,445		$22,000		$2,200,000

WAVG GROSS COUPON	6.48%		4.63%		8.48%
WAVG GROSS MARGIN	2.26%		2.10%		2.95%
WAVG MAX INT RATE	11.48%		9.63%		13.48%

WAVG CURRENT LTV	71.13%		7.14%		94.06%

WAVG FICO SCORE	731		524		844

WAVG MONTHS TO ROLL	51	Month(s)	42	Month(s)	73	Month(s)

WAVG ORIGINAL TERM	337	Month(s)	149	Month(s)	480	Month(s)
WAVG REMAINING TERM	327	Month(s)	135	Month(s)	471	Month(s)
WAVG SEASONING	10	Month(s)	4	Month(s)	18	Month(s)

NZ WAVG PREPAY TERM	26	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(25.23%),NY(8.96%),CO(7.69%)
MAXIMUM CA ZIPCODE	0.44%

FIRST PAY DATE			December 1,1997		September 1,2006

RATE CHANGE DATE			September 1,2010		April 1,2013

MATURITY DATE			June 1,2018		June 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	4	$950,275.85	0.18%
5/1 I/O CMT	40	15,836,850.94	2.94
5/1 I/O LIBOR	2,203	503,660,589.77	93.47
5/1 LIBOR	53	18,376,702.25	3.41
Total	2,300	$538,824,418.81	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	44	$16,787,126.79	3.12%
1 Yr LIBOR	2,256	522,037,292.02	96.88
Total	2,300	$538,824,418.81	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	292	$21,813,761.67	4.05%
100,001—200,000	790	117,984,997.51	21.90
200,001—300,000	615	152,059,446.40	28.22
300,001—400,000	432	149,669,705.41	27.78
400,001—500,000	101	43,616,325.82	8.09
500,001—600,000	28	15,044,717.73	2.79
600,001—700,000	17	10,908,324.21	2.02
700,001—800,000	7	5,280,508.58	0.98
800,001—900,000	5	4,183,781.85	0.78
900,001—1,000,000	4	3,906,735.19	0.73
1,100,001—1,200,000	1	1,155,000.00	0.21
1,200,001—1,300,000	2	2,479,895.38	0.46
1,400,001—1,500,000	1	1,458,049.56	0.27
1,500,001—1,600,000	1	1,600,000.00	0.30
1,800,001—1,900,000	2	3,647,162.70	0.68
1,900,001—2,000,000	1	1,922,239.65	0.36
2,000,001—2,100,000	1	2,093,767.15	0.39
Total	2,300	$538,824,418.81	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	2	$640,551.57	0.12%
4.751—5.000	3	762,636.36	0.14
5.001—5.250	10	5,117,662.18	0.95
5.251—5.500	31	9,065,699.68	1.68
5.501—5.750	65	17,033,232.43	3.16
5.751—6.000	212	49,278,879.65	9.15
6.001—6.250	381	90,263,086.28	16.75
6.251—6.500	740	173,540,453.77	32.21
6.501—6.750	408	112,952,843.13	20.96
6.751—7.000	122	27,530,477.65	5.11
7.001—7.250	40	7,298,608.16	1.35
7.251—7.500	214	32,874,658.19	6.10
7.501—7.750	58	10,480,823.61	1.95
7.751—8.000	6	784,900.95	0.15
8.001—8.250	1	276,511.01	0.05
8.251—8.500	7	923,394.19	0.17
Total	2,300	$538,824,418.81	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	2,230	$513,556,327.33	95.31%
2.251—2.500	23	7,512,937.97	1.39
2.501—2.750	34	12,116,956.27	2.25
2.751—3.000	13	5,638,197.24	1.05
Total	2,300	$538,824,418.81	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	2	$640,551.57	0.12%
9.751—10.000	2	640,182.95	0.12
10.001—10.250	9	4,912,662.18	0.91
10.251—10.500	33	9,454,799.68	1.75
10.501—10.750	65	17,030,551.76	3.16
10.751—11.000	183	42,010,271.26	7.80
11.001—11.250	34	11,449,447.25	2.12
11.251—11.500	1,089	255,144,415.20	47.35
11.501—11.750	623	150,755,897.93	27.98
11.751—12.000	126	23,489,948.31	4.36
12.001—12.250	48	9,233,748.03	1.71
12.251—12.500	17	2,592,176.27	0.48
12.501—12.750	56	9,587,433.05	1.78
12.751—13.000	5	682,428.17	0.13
13.001—13.250	1	276,511.01	0.05
13.251—13.500	7	923,394.19	0.17
Total	2,300	$538,824,418.81	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
149	2	$550,351.86	0.10%
150	1	247,477.00	0.05
152	2	482,502.41	0.09
159	1	82,899.53	0.02
160	1	297,078.88	0.06
180	6	1,090,456.66	0.20
252	1	117,616.62	0.02
263	2	639,276.28	0.12
264	1	197,382.09	0.04
329	126	25,365,338.31	4.71
330	162	34,875,049.04	6.47
331	176	36,582,377.46	6.79
332	193	40,168,114.51	7.45
333	228	48,374,028.27	8.98
334	195	46,638,238.58	8.66
335	179	40,406,624.91	7.50
336	163	36,387,201.16	6.75
337	139	32,680,042.29	6.07
338	139	30,401,372.38	5.64
339	142	35,455,918.69	6.58
340	139	32,906,486.82	6.11
341	100	26,722,980.21	4.96
342	23	7,663,973.92	1.42
360	178	59,957,310.93	11.13
480	1	534,320.00	0.10
Total	2,300	$538,824,418.81	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
131—140	3	$785,645.04	0.15%
141—150	4	874,664.64	0.16
161—170	6	1,090,456.66	0.20
241—250	1	117,616.62	0.02
251—260	3	836,658.37	0.16
311—320	297	61,203,087.38	11.36
321—330	1,585	357,210,684.26	66.29
331—340	222	56,213,974.91	10.43
341—350	158	54,570,355.45	10.13
351—360	20	5,386,955.48	1.00
471—480	1	534,320.00	0.10
Total	2,300	$538,824,418.81	100.00%

MODIFIED LOANS ORIGINAL SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
22—24	13	$2,751,383.91	0.58%
25—27	107	25,432,256.23	5.33
28—30	222	61,966,566.36	12.98
31—33	504	118,368,993.82	24.80
34—36	328	71,451,361.44	14.97
37—39	637	134,328,762.05	28.15
40—42	249	51,183,111.45	10.72
43—45	48	10,518,898.51	2.20
46—48	3	286,722.46	0.06
100—102	3	836,658.37	0.18
103 >=	1	117,616.62	0.02
Total	2,115	$477,242,331.22	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4—6	353	$84,401,897.26	15.66%
7—9	624	143,942,044.33	26.71
10—12	940	218,942,769.02	40.63
13—15	380	88,945,708.20	16.51
16—18	3	2,592,000.00	0.48
Total	2,300	$538,824,418.81	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	19	$2,373,372.44	0.44%
21—25	16	1,886,508.36	0.35
26—30	27	3,822,088.23	0.71
31—35	46	7,674,616.58	1.42
36—40	50	11,350,573.22	2.11
41—45	62	11,659,117.13	2.16
46—50	63	14,016,941.04	2.60
51—55	76	16,983,977.53	3.15
56—60	99	20,785,061.87	3.86
61—65	158	40,352,060.62	7.49
66—70	212	47,546,675.87	8.82
71—75	365	85,492,648.50	15.87
76—80	653	148,679,993.98	27.59
81—85	271	79,544,118.18	14.76
86—90	145	36,339,254.54	6.74
91—95	38	10,317,410.72	1.91
Total	2,300	$538,824,418.81	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	11	$1,567,210.11	0.29%
21—25	14	2,014,150.87	0.37
26—30	21	2,948,217.66	0.55
31—35	22	3,655,805.78	0.68
36—40	45	8,983,027.93	1.67
41—45	46	9,974,166.41	1.85
46—50	58	11,908,778.95	2.21
51—55	67	16,369,528.81	3.04
56—60	94	19,799,507.13	3.67
61—65	158	36,928,050.35	6.85
66—70	213	50,284,978.85	9.33
71—75	419	100,579,610.33	18.67
76—80	890	213,316,568.98	39.59
81—85	30	6,910,465.88	1.28
86—90	200	50,661,856.71	9.40
91—95	12	2,922,494.06	0.54
Total	2,300	$538,824,418.81	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
520—539	3	$1,023,237.48	0.19%
540—559	5	1,978,078.15	0.37
560—579	9	2,241,134.53	0.42
580—599	24	6,016,900.68	1.12
600—619	40	9,087,763.95	1.69
620—639	71	16,801,597.55	3.12
640—659	108	25,109,095.73	4.66
660—679	191	44,907,097.89	8.33
680—699	211	53,076,167.02	9.85
700—719	245	59,510,091.66	11.04
720—739	282	65,908,002.78	12.23
740—759	237	55,630,553.04	10.32
760—779	297	72,807,123.90	13.51
780—799	271	63,593,862.71	11.80
800 >=	306	61,133,711.74	11.35
Total	2,300	$538,824,418.81	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	1,005	$232,634,832.50	43.17%
Reduced	1,295	306,189,586.31	56.83
Total	2,300	$538,824,418.81	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	450	$75,712,340.88	14.05%
Owner Occupied	1,710	432,014,223.76	80.18
Second Home	140	31,097,854.17	5.77
Total	2,300	$538,824,418.81	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	189	$54,650,132.52	10.14%
Condo	342	73,159,632.11	13.58
Co-op	28	6,462,863.48	1.20
PUD	310	72,869,752.23	13.52
Single Family	1,422	329,506,573.66	61.15
Townhouse	9	2,175,464.81	0.40
Total	2,300	$538,824,418.81	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	703	$168,506,531.97	31.27%
Refi—Cash Out	951	239,699,100.63	44.49
Refi—No Cash Out	646	130,618,786.21	24.24
Total	2,300	$538,824,418.81	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	563	$138,897,937.11	25.78%
12	746	169,416,007.20	31.44
30	12	2,966,827.37	0.55
36	979	227,543,647.13	42.23
Total	2,300	$538,824,418.81	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AR	1	$193,607.15	0.04%
AZ	54	8,483,839.52	1.57
CA	448	135,927,828.61	25.23
CO	212	41,420,779.26	7.69
CT	62	18,643,598.90	3.46
DC	3	1,192,014.98	0.22
DE	19	3,228,515.61	0.60
FL	118	23,114,294.81	4.29
GA	52	7,396,528.24	1.37
ID	7	1,117,237.71	0.21
IL	119	23,554,577.96	4.37
IN	14	2,401,450.69	0.45
KS	2	373,373.76	0.07
KY	7	686,059.09	0.13
MA	111	31,404,362.68	5.83
MD	54	13,001,426.49	2.41
ME	1	760,000.00	0.14
MI	215	40,061,904.45	7.44
MN	61	14,806,598.92	2.75
MO	13	1,975,356.03	0.37
MT	3	457,918.49	0.08
NC	53	8,312,742.02	1.54
NE	1	138,413.46	0.03
NH	7	1,788,022.00	0.33
NJ	97	24,664,553.86	4.58
NM	3	859,103.43	0.16
NV	40	8,993,715.62	1.67
NY	161	48,268,777.53	8.96
OH	53	8,572,652.23	1.59
OR	32	5,906,692.88	1.10
PA	71	14,491,151.69	2.69
RI	14	2,607,110.48	0.48
SC	15	4,572,587.29	0.85
TN	1	118,674.82	0.02
TX	18	2,607,554.25	0.48
UT	26	4,695,428.00	0.87
VA	41	12,837,269.90	2.38
VT	1	59,925.41	0.01
WA	69	14,923,850.35	2.77
WI	21	4,204,920.24	0.78
Total	2,300	$538,824,418.81	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	21	$3,588,534.09	0.67%
15.00 or less	162	30,416,673.23	5.65
15.01—20.00	179	36,410,257.97	6.76
20.01—25.00	287	61,967,923.23	11.50
25.01—30.00	344	80,277,552.51	14.90
30.01—35.00	417	104,259,609.83	19.35
35.01—40.00	409	99,017,726.18	18.38
40.01—45.00	208	54,324,494.47	10.08
45.01—50.00	143	33,703,068.17	6.25
50.01—55.00	71	16,496,378.29	3.06
55.01—60.00	25	8,876,878.02	1.65
60.01 >=	34	9,485,322.82	1.76
Total	2,300	$538,824,418.81	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 33.45%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	19	$3,283,870.00	0.61%
No Second Lien	2,038	481,808,603.46	89.42
60.00 or less	41	7,339,306.34	1.36
60.01—65.00	18	3,329,589.15	0.62
65.01—70.00	12	2,562,191.20	0.48
70.01—75.00	31	7,126,576.69	1.32
75.01—80.00	47	11,088,605.73	2.06
80.01—85.00	11	2,955,465.84	0.55
85.01—90.00	78	18,343,106.52	3.40
90.01—95.00	5	987,103.88	0.18
Total	2,300	$538,824,418.81	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 76.15%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 5
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$138,491,903
TOTAL ORIGINAL BALANCE	$143,360,390

NUMBER OF LOANS	349

			Minimum		Maximum
AVG CURRENT BALANCE	$396,825		$17,811		$2,677,500
AVG ORIGINAL BALANCE	$410,775		$40,400		$2,677,500

WAVG GROSS COUPON	6.30%		4.88%		9.00%
WAVG GROSS MARGIN	2.31%		2.10%		3.25%
WAVG MAX INT RATE	11.26%		9.88%		14.00%

WAVG CURRENT LTV	71.64%		7.48%		90.38%

WAVG FICO SCORE	743		531		840

WAVG MONTHS TO ROLL	64	Month(s)	1	Month(s)	79	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	180	Month(s)	360	Month(s)
WAVG REMAINING TERM	337	Month(s)	127	Month(s)	355	Month(s)
WAVG SEASONING	22	Month(s)	5	Month(s)	129	Month(s)

NZ WAVG PREPAY TERM	43	Month(s)	12	Month(s)	60	Month(s)

TOP STATE CONC	CA(63.10%),NY(6.09%),TX(3.31%)
MAXIMUM CA ZIPCODE	1.82%

FIRST PAY DATE			July 1,1996		November 1,2006

RATE CHANGE DATE			April 1,2007		October 1,2013

MATURITY DATE			October 1,2017		October 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 CMT	131	$24,181,249.42	17.46%
7/1 I/O LIBOR	192	106,487,863.62	76.89
7/1 LIBOR	26	7,822,790.42	5.65
Total	349	$138,491,903.46	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	131	$24,181,249.42	17.46%
1 Yr LIBOR	218	114,310,654.04	82.54
Total	349	$138,491,903.46	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	38	$2,491,139.59	1.80%
100,001—200,000	53	8,090,177.24	5.84
200,001—300,000	62	15,521,082.05	11.21
300,001—400,000	46	15,626,746.37	11.28
400,001—500,000	37	16,679,240.96	12.04
500,001—600,000	44	24,262,361.00	17.52
600,001—700,000	32	20,838,932.73	15.05
700,001—800,000	15	11,287,152.00	8.15
800,001—900,000	8	6,922,356.00	5.00
900,001—1,000,000	9	8,647,715.52	6.24
1,100,001—1,200,000	2	2,325,000.00	1.68
1,300,001—1,400,000	1	1,400,000.00	1.01
1,700,001—1,800,000	1	1,722,500.00	1.24
2,500,001 >=	1	2,677,500.00	1.93
Total	349	$138,491,903.46	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	3	$552,838.45	0.40%
5.001—5.250	5	861,762.73	0.62
5.251—5.500	6	1,124,558.21	0.81
5.501—5.750	28	9,842,730.74	7.11
5.751—6.000	61	25,555,229.02	18.45
6.001—6.250	71	35,028,974.64	25.29
6.251—6.500	83	42,820,124.17	30.92
6.501—6.750	22	6,223,214.03	4.49
6.751—7.000	11	3,183,040.25	2.30
7.001—7.250	4	1,472,984.30	1.06
7.251—7.500	11	4,190,552.06	3.03
7.501—7.750	35	6,374,337.89	4.60
7.751—8.000	8	1,166,322.14	0.84
8.751—9.000	1	95,234.83	0.07
Total	349	$138,491,903.46	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	187	$98,013,593.63	70.77%
2.251—2.500	30	15,957,060.41	11.52
2.501—2.750	130	24,131,779.14	17.42
2.751—3.000	1	349,044.60	0.25
3.001—3.250	1	40,425.68	0.03
Total	349	$138,491,903.46	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	3	$552,838.45	0.40%
10.001—10.250	5	861,762.73	0.62
10.251—10.500	6	1,124,558.21	0.81
10.501—10.750	27	9,599,730.74	6.93
10.751—11.000	62	25,798,229.02	18.63
11.001—11.250	74	35,735,116.79	25.80
11.251—11.500	85	43,413,727.91	31.35
11.501—11.750	28	7,723,949.16	5.58
11.751—12.000	24	5,765,341.84	4.16
12.001—12.250	10	2,775,508.86	2.00
12.251—12.500	11	3,523,559.50	2.54
12.501—12.750	11	1,080,636.06	0.78
12.751—13.000	2	441,709.36	0.32
13.751—14.000	1	95,234.83	0.07
Total	349	$138,491,903.46	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
180	3	$138,465.50	0.10%
240	1	176,543.29	0.13
360	345	138,176,894.67	99.77
Total	349	$138,491,903.46	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121—130	1	$78,978.46	0.06%
131—140	2	59,487.04	0.04
191—200	1	176,543.29	0.13
231—240	6	437,827.79	0.32
241—250	15	2,382,546.02	1.72
251—260	12	2,700,401.82	1.95
261—270	14	3,374,046.97	2.44
271—280	5	852,272.35	0.62
281—290	3	693,099.78	0.50
291—300	38	7,475,379.22	5.40
301—310	18	2,940,993.75	2.12
311—320	13	2,512,760.94	1.81
321—330	4	694,737.78	0.50
341—350	204	104,398,167.59	75.38
351—360	13	9,714,660.66	7.01
Total	349	$138,491,903.46	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4—6	1	$2,677,500.00	1.93%
7—9	12	7,037,160.66	5.08
10—12	171	91,532,894.43	66.09
13—15	33	12,865,273.16	9.29
37—39	4	694,737.78	0.50
40—42	4	745,379.84	0.54
43—45	7	1,007,546.49	0.73
46—48	4	777,207.13	0.56
49—51	4	771,118.59	0.56
52—54	4	536,785.18	0.39
55—57	2	218,627.20	0.16
58—60	14	2,370,239.37	1.71
61—63	21	3,975,535.26	2.87
64—66	10	2,509,796.91	1.81
67—69	3	331,906.73	0.24
70—72	1	273,111.01	0.20
76—78	1	142,643.24	0.10
79—81	1	277,345.53	0.20
82—84	1	95,234.83	0.07
85—87	2	441,709.36	0.32
88—90	4	785,062.97	0.57
91—93	5	1,047,577.44	0.76
94—96	2	545,615.04	0.39
97—99	5	1,311,119.68	0.95
100—102	1	278,621.32	0.20
103 >=	32	5,242,154.31	3.79
Total	349	$138,491,903.46	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	7	$665,008.58	0.48%
21—25	9	1,230,345.65	0.89
26—30	9	1,925,177.79	1.39
31—35	6	854,148.64	0.62
36—40	9	1,640,134.18	1.18
41—45	7	1,229,518.60	0.89
46—50	12	3,070,022.73	2.22
51—55	10	2,480,470.47	1.79
56—60	14	3,756,530.87	2.71
61—65	32	12,304,483.11	8.88
66—70	34	10,880,087.66	7.86
71—75	58	24,712,310.43	17.84
76—80	132	71,078,820.68	51.32
81—85	7	1,612,179.63	1.16
86—90	2	430,694.44	0.31
91—95	1	621,970.00	0.45
Total	349	$138,491,903.46	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$364,216.82	0.26%
21—25	5	883,456.11	0.64
26—30	9	1,827,560.25	1.32
31—35	6	858,284.58	0.62
36—40	4	734,298.57	0.53
41—45	6	1,277,440.87	0.92
46—50	14	2,877,215.46	2.08
51—55	5	1,007,391.03	0.73
56—60	14	2,878,059.19	2.08
61—65	27	11,153,699.34	8.05
66—70	25	9,391,394.56	6.78
71—75	54	22,888,481.52	16.53
76—80	157	77,931,147.36	56.27
81—85	7	1,591,159.06	1.15
86—90	7	1,533,432.64	1.11
91—95	6	1,294,666.10	0.93
Total	349	$138,491,903.46	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
520—539	1	$110,073.42	0.08%
580—599	3	415,826.22	0.30
600—619	3	1,236,891.97	0.89
620—639	9	3,097,069.13	2.24
640—659	16	5,681,309.54	4.10
660—679	19	7,351,139.68	5.31
680—699	20	9,821,426.39	7.09
700—719	35	11,954,696.53	8.63
720—739	41	15,873,226.07	11.46
740—759	40	19,553,294.69	14.12
760—779	60	29,095,134.27	21.01
780—799	60	24,355,805.34	17.59
800 >=	42	9,946,010.21	7.18
Total	349	$138,491,903.46	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	142	$43,143,147.68	31.15%
Reduced	207	95,348,755.78	68.85
Total	349	$138,491,903.46	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	36	$8,598,288.71	6.21%
Owner Occupied	288	116,621,976.41	84.21
Second Home	25	13,271,638.34	9.58
Total	349	$138,491,903.46	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	32	$12,955,995.14	9.36%
Condo	51	22,936,238.43	16.56
Co-op	27	4,676,551.78	3.38
PUD	51	28,607,628.46	20.66
Single Family	166	64,717,304.60	46.73
Townhouse	22	4,598,185.05	3.32
Total	349	$138,491,903.46	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	138	$62,264,483.19	44.96%
Refi—Cash Out	133	40,286,528.12	29.09
Refi—No Cash Out	78	35,940,892.15	25.95
Total	349	$138,491,903.46	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	330	$133,611,268.21	96.48%
12	5	965,313.25	0.70
36	3	1,480,540.44	1.07
60	11	2,434,781.56	1.76
Total	349	$138,491,903.46	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$84,536.80	0.06%
AR	2	454,376.90	0.33
AZ	4	955,826.02	0.69
CA	158	87,383,142.28	63.10
CO	8	4,165,534.70	3.01
CT	3	864,203.04	0.62
DC	3	883,052.28	0.64
FL	9	4,155,192.53	3.00
GA	5	1,202,925.22	0.87
HI	3	578,826.05	0.42
ID	1	147,540.80	0.11
IL	11	3,047,551.16	2.20
IN	6	1,255,356.67	0.91
MA	3	919,399.86	0.66
MD	5	1,398,564.41	1.01
ME	1	136,932.90	0.10
MI	2	311,177.41	0.22
MN	9	1,662,959.57	1.20
MO	2	480,640.44	0.35
NC	3	846,074.23	0.61
NJ	6	1,889,548.80	1.36
NV	6	1,087,349.13	0.79
NY	39	8,428,590.31	6.09
OH	2	135,780.77	0.10
OK	1	144,679.34	0.10
OR	5	1,171,009.58	0.85
PA	7	1,161,244.99	0.84
RI	1	421,100.23	0.30
SC	1	48,197.91	0.03
TN	3	388,457.38	0.28
TX	9	4,578,464.00	3.31
UT	2	382,323.00	0.28
VA	12	3,374,175.10	2.44
WA	15	4,143,980.95	2.99
WI	1	203,188.70	0.15
Total	349	$138,491,903.46	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	36	$6,022,457.21	4.35%
15.00 or less	8	2,003,035.10	1.45
15.01—20.00	14	4,304,579.14	3.11
20.01—25.00	24	8,783,561.23	6.34
25.01—30.00	33	15,347,520.46	11.08
30.01—35.00	63	28,150,936.11	20.33
35.01—40.00	78	31,071,046.35	22.44
40.01—45.00	49	24,098,699.28	17.40
45.01—50.00	26	10,165,382.26	7.34
50.01—55.00	10	4,404,812.61	3.18
55.01—60.00	3	1,324,985.36	0.96
60.01 >=	5	2,814,888.35	2.03
Total	349	$138,491,903.46	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.48%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	36	$6,022,457.21	4.35%
No Second Lien	239	99,224,067.34	71.65
60.00 or less	11	2,465,496.85	1.78
60.01—65.00	2	541,108.80	0.39
65.01—70.00	1	134,343.10	0.10
70.01—75.00	1	149,882.30	0.11
75.01—80.00	5	2,326,756.70	1.68
80.01—85.00	4	1,867,963.65	1.35
85.01—90.00	48	25,203,131.05	18.20
90.01—95.00	2	556,696.46	0.40
Total	349	$138,491,903.46	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 84.19%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY4 Group 4 & 5
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$677,316,322
TOTAL ORIGINAL BALANCE	$698,683,384

NUMBER OF LOANS	2,649

			Minimum		Maximum
AVG CURRENT BALANCE	$255,688		$17,811		$2,677,500
AVG ORIGINAL BALANCE	$263,754		$22,000		$2,677,500

WAVG GROSS COUPON	6.44%		4.63%		9.00%
WAVG GROSS MARGIN	2.27%		2.10%		3.25%
WAVG MAX INT RATE	11.44%		9.63%		14.00%

WAVG CURRENT LTV	71.23%		7.14%		94.06%

WAVG FICO SCORE	733		524		844

WAVG MONTHS TO ROLL	53	Month(s)	1	Month(s)	79	Month(s)

WAVG ORIGINAL TERM	342	Month(s)	149	Month(s)	480	Month(s)
WAVG REMAINING TERM	329	Month(s)	127	Month(s)	471	Month(s)
WAVG SEASONING	12	Month(s)	4	Month(s)	129	Month(s)

NZ WAVG PREPAY TERM	26	Month(s)	12	Month(s)	60	Month(s)

TOP STATE CONC	CA(32.97%),NY(8.37%),CO(6.73%)
MAXIMUM CA ZIPCODE	0.42%

FIRST PAY DATE			July 1,1996		November 1,2006

RATE CHANGE DATE			April 1,2007		October 1,2013

MATURITY DATE			October 1,2017		June 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	4	$950,275.85	0.14%
5/1 I/O CMT	40	15,836,850.94	2.34
5/1 I/O LIBOR	2,203	503,660,589.77	74.36
5/1 LIBOR	53	18,376,702.25	2.71
7/1 CMT	131	24,181,249.42	3.57
7/1 I/O LIBOR	192	106,487,863.62	15.72
7/1 LIBOR	26	7,822,790.42	1.15
Total	2,649	$677,316,322.27	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	175	$40,968,376.21	6.05%
1 Yr LIBOR	2,474	636,347,946.06	93.95
Total	2,649	$677,316,322.27	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	330	$24,304,901.26	3.59%
100,001—200,000	843	126,075,174.75	18.61
200,001—300,000	677	167,580,528.45	24.74
300,001—400,000	478	165,296,451.78	24.40
400,001—500,000	138	60,295,566.78	8.90
500,001—600,000	72	39,307,078.73	5.80
600,001—700,000	49	31,747,256.94	4.69
700,001—800,000	22	16,567,660.58	2.45
800,001—900,000	13	11,106,137.85	1.64
900,001—1,000,000	13	12,554,450.71	1.85
1,100,001—1,200,000	3	3,480,000.00	0.51
1,200,001—1,300,000	2	2,479,895.38	0.37
1,300,001—1,400,000	1	1,400,000.00	0.21
1,400,001—1,500,000	1	1,458,049.56	0.22
1,500,001—1,600,000	1	1,600,000.00	0.24
1,700,001—1,800,000	1	1,722,500.00	0.25
1,800,001—1,900,000	2	3,647,162.70	0.54
1,900,001—2,000,000	1	1,922,239.65	0.28
2,000,001—2,100,000	1	2,093,767.15	0.31
2,500,001 >=	1	2,677,500.00	0.40
Total	2,649	$677,316,322.27	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	2	$640,551.57	0.09%
4.751—5.000	6	1,315,474.81	0.19
5.001—5.250	15	5,979,424.91	0.88
5.251—5.500	37	10,190,257.89	1.50
5.501—5.750	93	26,875,963.17	3.97
5.751—6.000	273	74,834,108.67	11.05
6.001—6.250	452	125,292,060.92	18.50
6.251—6.500	823	216,360,577.94	31.94
6.501—6.750	430	119,176,057.16	17.60
6.751—7.000	133	30,713,517.90	4.53
7.001—7.250	44	8,771,592.46	1.30
7.251—7.500	225	37,065,210.25	5.47
7.501—7.750	93	16,855,161.50	2.49
7.751—8.000	14	1,951,223.09	0.29
8.001—8.250	1	276,511.01	0.04
8.251—8.500	7	923,394.19	0.14
8.751—9.000	1	95,234.83	0.01
Total	2,649	$677,316,322.27	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	2,417	$611,569,920.96	90.29%
2.251—2.500	53	23,469,998.38	3.47
2.501—2.750	164	36,248,735.41	5.35
2.751—3.000	14	5,987,241.84	0.88
3.001—3.250	1	40,425.68	0.01
Total	2,649	$677,316,322.27	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	2	$640,551.57	0.09%
9.751—10.000	5	1,193,021.40	0.18
10.001—10.250	14	5,774,424.91	0.85
10.251—10.500	39	10,579,357.89	1.56
10.501—10.750	92	26,630,282.50	3.93
10.751—11.000	245	67,808,500.28	10.01
11.001—11.250	108	47,184,564.04	6.97
11.251—11.500	1,174	298,558,143.11	44.08
11.501—11.750	651	158,479,847.09	23.40
11.751—12.000	150	29,255,290.15	4.32
12.001—12.250	58	12,009,256.89	1.77
12.251—12.500	28	6,115,735.77	0.90
12.501—12.750	67	10,668,069.11	1.58
12.751—13.000	7	1,124,137.53	0.17
13.001—13.250	1	276,511.01	0.04
13.251—13.500	7	923,394.19	0.14
13.751—14.000	1	95,234.83	0.01
Total	2,649	$677,316,322.27	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
149	2	$550,351.86	0.08%
150	1	247,477.00	0.04
152	2	482,502.41	0.07
159	1	82,899.53	0.01
160	1	297,078.88	0.04
180	9	1,228,922.16	0.18
240	1	176,543.29	0.03
252	1	117,616.62	0.02
263	2	639,276.28	0.09
264	1	197,382.09	0.03
329	126	25,365,338.31	3.74
330	162	34,875,049.04	5.15
331	176	36,582,377.46	5.40
332	193	40,168,114.51	5.93
333	228	48,374,028.27	7.14
334	195	46,638,238.58	6.89
335	179	40,406,624.91	5.97
336	163	36,387,201.16	5.37
337	139	32,680,042.29	4.82
338	139	30,401,372.38	4.49
339	142	35,455,918.69	5.23
340	139	32,906,486.82	4.86
341	100	26,722,980.21	3.95
342	23	7,663,973.92	1.13
360	523	198,134,205.60	29.25
480	1	534,320.00	0.08
Total	2,649	$677,316,322.27	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121—130	1	$78,978.46	0.01%
131—140	5	845,132.08	0.12
141—150	4	874,664.64	0.13
161—170	6	1,090,456.66	0.16
191—200	1	176,543.29	0.03
231—240	6	437,827.79	0.06
241—250	16	2,500,162.64	0.37
251—260	15	3,537,060.19	0.52
261—270	14	3,374,046.97	0.50
271—280	5	852,272.35	0.13
281—290	3	693,099.78	0.10
291—300	38	7,475,379.22	1.10
301—310	18	2,940,993.75	0.43
311—320	310	63,715,848.32	9.41
321—330	1,589	357,905,422.04	52.84
331—340	222	56,213,974.91	8.30
341—350	362	158,968,523.04	23.47
351—360	33	15,101,616.14	2.23
471—480	1	534,320.00	0.08
Total	2,649	$677,316,322.27	100.00%

MODIFIED LOANS ORIGINAL SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
22—24	13	$2,751,383.91	0.58%
25—27	107	25,432,256.23	5.33
28—30	222	61,966,566.36	12.98
31—33	504	118,368,993.82	24.80
34—36	328	71,451,361.44	14.97
37—39	637	134,328,762.05	28.15
40—42	249	51,183,111.45	10.72
43—45	48	10,518,898.51	2.20
46—48	3	286,722.46	0.06
100—102	3	836,658.37	0.18
103 >=	1	117,616.62	0.02
Total	2,115	$477,242,331.22	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4—6	354	$87,079,397.26	12.86%
7—9	636	150,979,204.99	22.29
10—12	1,111	310,475,663.45	45.84
13—15	413	101,810,981.36	15.03
16—18	3	2,592,000.00	0.38
37—39	4	694,737.78	0.10
40—42	4	745,379.84	0.11
43—45	7	1,007,546.49	0.15
46—48	4	777,207.13	0.11
49—51	4	771,118.59	0.11
52—54	4	536,785.18	0.08
55—57	2	218,627.20	0.03
58—60	14	2,370,239.37	0.35
61—63	21	3,975,535.26	0.59
64—66	10	2,509,796.91	0.37
67—69	3	331,906.73	0.05
70—72	1	273,111.01	0.04
76—78	1	142,643.24	0.02
79—81	1	277,345.53	0.04
82—84	1	95,234.83	0.01
85—87	2	441,709.36	0.07
88—90	4	785,062.97	0.12
91—93	5	1,047,577.44	0.15
94—96	2	545,615.04	0.08
97—99	5	1,311,119.68	0.19
100—102	1	278,621.32	0.04
103 >=	32	5,242,154.31	0.77
Total	2,649	$677,316,322.27	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	26	$3,038,381.02	0.45%
21—25	25	3,116,854.01	0.46
26—30	36	5,747,266.02	0.85
31—35	52	8,528,765.22	1.26
36—40	59	12,990,707.40	1.92
41—45	69	12,888,635.73	1.90
46—50	75	17,086,963.77	2.52
51—55	86	19,464,448.00	2.87
56—60	113	24,541,592.74	3.62
61—65	190	52,656,543.73	7.77
66—70	246	58,426,763.53	8.63
71—75	423	110,204,958.93	16.27
76—80	785	219,758,814.66	32.45
81—85	278	81,156,297.81	11.98
86—90	147	36,769,948.98	5.43
91—95	39	10,939,380.72	1.62
Total	2,649	$677,316,322.27	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	14	$1,931,426.93	0.29%
21—25	19	2,897,606.98	0.43
26—30	30	4,775,777.91	0.71
31—35	28	4,514,090.36	0.67
36—40	49	9,717,326.50	1.43
41—45	52	11,251,607.28	1.66
46—50	72	14,785,994.41	2.18
51—55	72	17,376,919.84	2.57
56—60	108	22,677,566.32	3.35
61—65	185	48,081,749.69	7.10
66—70	238	59,676,373.41	8.81
71—75	473	123,468,091.85	18.23
76—80	1,047	291,247,716.34	43.00
81—85	37	8,501,624.94	1.26
86—90	207	52,195,289.35	7.71
91—95	18	4,217,160.16	0.62
Total	2,649	$677,316,322.27	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
520—539	4	$1,133,310.90	0.17%
540—559	5	1,978,078.15	0.29
560—579	9	2,241,134.53	0.33
580—599	27	6,432,726.90	0.95
600—619	43	10,324,655.92	1.52
620—639	80	19,898,666.68	2.94
640—659	124	30,790,405.27	4.55
660—679	210	52,258,237.57	7.72
680—699	231	62,897,593.41	9.29
700—719	280	71,464,788.19	10.55
720—739	323	81,781,228.85	12.07
740—759	277	75,183,847.73	11.10
760—779	357	101,902,258.17	15.05
780—799	331	87,949,668.05	12.99
800 >=	348	71,079,721.95	10.49
Total	2,649	$677,316,322.27	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	1,147	$275,777,980.18	40.72%
Reduced	1,502	401,538,342.09	59.28
Total	2,649	$677,316,322.27	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	486	$84,310,629.59	12.45%
Owner Occupied	1,998	548,636,200.17	81.00
Second Home	165	44,369,492.51	6.55
Total	2,649	$677,316,322.27	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	221	$67,606,127.66	9.98%
Condo	393	96,095,870.54	14.19
Co-op	55	11,139,415.26	1.64
PUD	361	101,477,380.69	14.98
Single Family	1,588	394,223,878.26	58.20
Townhouse	31	6,773,649.86	1.00
Total	2,649	$677,316,322.27	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	841	$230,771,015.16	34.07%
Refi—Cash Out	1,084	279,985,628.75	41.34
Refi—No Cash Out	724	166,559,678.36	24.59
Total	2,649	$677,316,322.27	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	893	$272,509,205.32	40.23%
12	751	170,381,320.45	25.16
30	12	2,966,827.37	0.44
36	982	229,024,187.57	33.81
60	11	2,434,781.56	0.36
Total	2,649	$677,316,322.27	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$84,536.80	0.01%
AR	3	647,984.05	0.10
AZ	58	9,439,665.54	1.39
CA	606	223,310,970.89	32.97
CO	220	45,586,313.96	6.73
CT	65	19,507,801.94	2.88
DC	6	2,075,067.26	0.31
DE	19	3,228,515.61	0.48
FL	127	27,269,487.34	4.03
GA	57	8,599,453.46	1.27
HI	3	578,826.05	0.09
ID	8	1,264,778.51	0.19
IL	130	26,602,129.12	3.93
IN	20	3,656,807.36	0.54
KS	2	373,373.76	0.06
KY	7	686,059.09	0.10
MA	114	32,323,762.54	4.77
MD	59	14,399,990.90	2.13
ME	2	896,932.90	0.13
MI	217	40,373,081.86	5.96
MN	70	16,469,558.49	2.43
MO	15	2,455,996.47	0.36
MT	3	457,918.49	0.07
NC	56	9,158,816.25	1.35
NE	1	138,413.46	0.02
NH	7	1,788,022.00	0.26
NJ	103	26,554,102.66	3.92
NM	3	859,103.43	0.13
NV	46	10,081,064.75	1.49
NY	200	56,697,367.84	8.37
OH	55	8,708,433.00	1.29
OK	1	144,679.34	0.02
OR	37	7,077,702.46	1.04
PA	78	15,652,396.68	2.31
RI	15	3,028,210.71	0.45
SC	16	4,620,785.20	0.68
TN	4	507,132.20	0.07
TX	27	7,186,018.25	1.06
UT	28	5,077,751.00	0.75
VA	53	16,211,445.00	2.39
VT	1	59,925.41	0.01
WA	84	19,067,831.30	2.82
WI	22	4,408,108.94	0.65
Total	2,649	$677,316,322.27	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	57	$9,610,991.30	1.42%
15.00 or less	170	32,419,708.33	4.79
15.01—20.00	193	40,714,837.11	6.01
20.01—25.00	311	70,751,484.46	10.45
25.01—30.00	377	95,625,072.97	14.12
30.01—35.00	480	132,410,545.94	19.55
35.01—40.00	487	130,088,772.53	19.21
40.01—45.00	257	78,423,193.75	11.58
45.01—50.00	169	43,868,450.43	6.48
50.01—55.00	81	20,901,190.90	3.09
55.01—60.00	28	10,201,863.38	1.51
60.01 >=	39	12,300,211.17	1.82
Total	2,649	$677,316,322.27	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.05%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	55	$9,306,327.21	1.37%
No Second Lien	2,277	581,032,670.80	85.78
60.00 or less	52	9,804,803.19	1.45
60.01—65.00	20	3,870,697.95	0.57
65.01—70.00	13	2,696,534.30	0.40
70.01—75.00	32	7,276,458.99	1.07
75.01—80.00	52	13,415,362.43	1.98
80.01—85.00	15	4,823,429.49	0.71
85.01—90.00	126	43,546,237.57	6.43
90.01—95.00	7	1,543,800.34	0.23
Total	2,649	$677,316,322.27	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.19%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.